SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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ALTERA CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 10, 2005

4:00 p.m.

The annual meeting of stockholders of Altera Corporation, a Delaware corporation, will be held on Tuesday, May 10, 2005, at 4:00 p.m. local time, at Altera’s offices at 101 Innovation Drive, San Jose, California, for the following purposes:

1. To elect directors to serve until the next annual meeting of stockholders or until their successors are elected.

2. To approve our 2005 Equity Incentive Plan.

3. Only in the event stockholders vote against Proposal 2, to approve an amendment to the 1996 Stock Option Plan to increase by 3,000,000 the number of shares of common stock reserved for issuance under the plan.

4. To approve an amendment to the 1987 Employee Stock Purchase Plan to increase by 1,000,000 the number of shares of common stock reserved for issuance under the plan.

5. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2005.

6. If properly presented at the annual meeting, to consider a stockholder proposal to require the expensing of stock option grants issued by the company.

7. If properly presented at the annual meeting, to consider a stockholder proposal to require that directors be elected by majority vote.

8. To transact such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Stockholders who owned shares of our common stock at the close of business on March 14, 2005 are entitled to notice of, and to vote at, the meeting.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to vote your shares as soon as possible.

You may mark your votes, date, sign, and return the proxy card or voting instruction form. If you have shares registered directly with our transfer agent, EquiServe Trust Company, you may choose to vote those shares via the Internet at EquiServe’s voting website (www.eproxyvote.com/altr), or you may vote telephonically, within the U.S. and Canada only, by calling EquiServe at (877) 779-8683 (toll-free).

If your Altera shares are held in an account with a broker or a bank participating in the ADP Investor Communication Services program, you may choose to vote those shares via the Internet at ADP Investor Communication Services’ voting website (www.proxyvote.com) or telephonically by calling the telephone number shown on your voting form. See “Voting Via the Internet or By Telephone” in the proxy statement for further details.

For the Board of Directors

ALTERA CORPORATION

Katherine E. Schuelke

Secretary

San Jose, California

April 7, 2005

YOUR VOTE IS IMPORTANT.

PLEASE SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE

AND RETURN IT IN THE ENCLOSED ENVELOPE.

ALTERA CORPORATION

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

MAY 10, 2005

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the board of directors of Altera Corporation, a Delaware corporation, for use at our annual meeting of stockholders to be held on May 10, 2005, or at any adjournment(s), continuation(s), or postponement(s) of the meeting.

We use a number of abbreviations in this proxy statement. We refer to Altera Corporation as “Altera,” or “we,” “us,” or “our.” The term “proxy solicitation materials” includes this proxy statement, as well as the enclosed proxy card. References to “fiscal 2004” means the 2004 fiscal year, which began on January 3, 2004 and ended on December 31, 2004. Our 2005 annual meeting of stockholders is simply referred to as “the annual meeting” or “the meeting.”

Our principal executive offices are located at 101 Innovation Drive, San Jose, California 95134. Our telephone number is (408) 544-7000.

These proxy solicitation materials were mailed on or about April 7, 2005 to all stockholders entitled to vote at the annual meeting.

Upon request, we will provide our annual report on Form 10-K for fiscal year 2004 in electronic or paper form free of charge and any exhibit listed in the Form 10-K upon payment of reasonable expenses.

Record Date and Shares Outstanding

Stockholders who owned shares of our common stock at the close of business on March 14, 2005, referred to as the record date, are entitled to notice of, and to vote at, the annual meeting. On the record date, we had 372,174,766 shares of common stock issued and outstanding.

How Your Proxy Will Be Voted

If you complete and submit your proxy, the shares represented by your proxy will be voted at the annual meeting in accordance with your instructions. If you submit a proxy by mail, but do not fill out the voting instructions on the proxy card, the shares represented by your proxy will be voted in favor of Proposals 1, 2, 3, 4, and 5, and against Proposals 6 and 7. Proposal 3 will be moot if Proposal 2 is affirmed. In addition, if any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as directed by the board of directors. We have not received notice of any other matters that may properly be presented at the annual meeting.

Revoking Your Proxy

You may revoke your proxy at any time prior to the date of the annual meeting by: (1) submitting a later-dated vote, in person at the annual meeting, via the Internet, by telephone, or by mail, or (2) delivering instructions to us at 101 Innovation Drive, San Jose, California 95134 to the attention of Katherine E. Schuelke, Secretary. Any notice of revocation sent to us must include the stockholder’s name and must be received prior to the meeting to be effective. Your attendance at the annual meeting after having executed and delivered a valid proxy card will not in and of itself constitute a revocation of your proxy. You will be required to give oral notice of your intention to vote in person to the inspector of elections at the annual meeting. If your shares are held in “street name,” you should follow the directions provided by your broker, bank or other nominee regarding how to revoke your proxy.

Voting

Tabulation; Quorum

Each share of common stock outstanding on the record date is entitled to one vote. Cumulative voting is not permitted. Our transfer agent, EquiServe Trust Company, tabulates the votes. A quorum, which is a majority of the outstanding shares as of the record date, must be present in order to hold the meeting and to conduct business. Your shares will be counted as being present at the meeting if you appear in person at the meeting, if you vote your shares by telephone or over the Internet, or if you submit a properly executed proxy card. Votes against a particular proposal will be counted both to determine the presence or absence of a quorum and to determine whether the requisite majority of voting shares has been obtained.

Treatment of Abstentions; Broker Non-Votes

In the absence of controlling precedent to the contrary, we intend to treat abstentions and broker non-votes in the following manner. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker “non-votes” and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained. As a result, broker “non-votes” are not included in the tabulation of the voting results on the election of directors or issues requiring the approval of a majority of the shares of common stock present and entitled to vote and, therefore, do not have the effect of votes in opposition to such proposals. With respect to Proposal 1, which requires a plurality vote, and Proposals 2, 3, 4, 5, 6, and 7, which require the affirmative vote of a majority of the common stock present and entitled to vote, broker “non-votes” have no effect. Because abstentions will be included in tabulations of the shares of common stock entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes on Proposals 2, 3, 4, 5, 6, and 7.

Solicitation of Proxies

We will pay for the cost of this solicitation. We have retained the services of Georgeson Shareholder Communications, Inc. to assist with the solicitation of proxies for a fee not to exceed $8,000, plus reimbursement for out-of-pocket expenses. We may pay Georgeson an additional fee for phone calls made on our behalf for the solicitation of favorable votes on Proposal 2. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited personally or by telephone, telegram, or facsimile by certain of our directors, officers, and regular employees, without additional compensation.

PROPOSAL ONE—ELECTION OF DIRECTORS

Our board of directors is currently comprised of eight members, all of whom have been nominated for re-election at the annual meeting.

The nominating and governance committee of the board of directors has nominated the persons named below for election as directors at the annual meeting. Unless otherwise directed, the proxy holders will vote the proxies received by them for the eight nominees named below. If any of the eight nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who is designated by the present board of directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The directors elected will hold office until the next annual meeting of stockholders or until their successors are elected and qualified.

The names of the nominees and certain information about them are set forth below.

Name of Nominee	Age	Position(s) with Altera	Director Since
John P. Daane	41	Chairman of the Board, President, and Chief Executive Officer	2000
Robert W. Reed	58	Vice Chairman of the Board and Lead Independent Director	1994
Charles M. Clough	76	Director	1997
Robert J. Finocchio, Jr.	53	Director	2002
Kevin McGarity	59	Director	2004
Paul Newhagen	55	Director	1987
William E. Terry	71	Director	1994
Susan Wang	54	Director	2003

There is no family relationship between any of our directors or executive officers.

JOHN P. DAANE joined us as President and Chief Executive Officer in November 2000 and was elected as one of our directors in December 2000. He was elected chairman of the board of directors in May 2003. Prior to joining us, Mr. Daane spent 15 years at LSI Logic Corporation, a semiconductor manufacturer, most recently as Executive Vice President, Communications Products Group, with responsibility for ASIC technology development and the Computer, Consumer, and Communications divisions.

ROBERT W. REED has served as one of our directors since October 1994 and as our vice chairman of the board since January 2001. In January 2003, he was elected lead independent director. In 1996, Mr. Reed retired from his position as Senior Vice President of Intel Corporation, a semiconductor manufacturer. From 1983 to 1991, Mr. Reed was Intel’s Chief Financial Officer.

CHARLES M. CLOUGH has served as one of our directors since August 1997. In August 1997, Mr. Clough retired from his position as chairman of the board of Wyle Electronics, a distributor of semiconductor products and computer systems. From 1982 to 1997, Mr. Clough held various management positions at Wyle Electronics, including President, Chief Executive Officer, and Chairman. Wyle Electronics was one of our authorized distributors in the United States prior to its acquisition by Arrow Electronics, Inc. Prior to joining Wyle Electronics, Mr. Clough spent 27 years with Texas Instruments Inc., a diversified semiconductor company, holding a number of management and executive positions relating to semiconductor operations, including the head of Bipolar operations, the European Semiconductor group and worldwide marketing. Mr. Clough also serves as a director of Fairchild Semiconductor.

ROBERT J. FINOCCHIO, JR. has served as one of our directors since January 2002 and has been a dean’s executive professor at Santa Clara University, Leavey School of Business, since September 2000. Prior to joining us, he served as Chief Executive Officer and President of Informix Corporation, an information management software company, from July 1997 to July 1999 and Chairman of Informix from July 1997 to September 2000. From December 1988 to May 1997, Mr. Finocchio was employed by 3COM Corporation, a global data networking company, where he held various positions, most recently serving as President, 3COM Systems. Mr. Finocchio also serves as a director of Echelon Corporation, PalmSource, Inc., and Pinnacle Systems.

KEVIN MCGARITY has served as one of our directors since March 2004. From 1988 until 1999, he served as Senior Vice President of Worldwide Marketing and Sales for Texas Instruments Inc., a diversified semiconductor company. From 1972 until 1988, Mr. McGarity held various sales and marketing roles within Texas Instruments including five years based in Europe. He has a Bachelor of Science degree in electrical engineering from Marquette University, and is currently a technology consultant to global companies in the semiconductor industry.

PAUL NEWHAGEN, one of our founders, has served as one of our directors since July 1987. In March 1998, Mr. Newhagen retired from his position as our Vice President, Administration, a position he had held since December 1994. From June 1993 to November 1994, he served as a consultant to us. From 1983 to 1993, Mr. Newhagen was our Chief Financial Officer and held various other management positions with us, including Vice President of Finance and Administration, and Secretary.

WILLIAM E. TERRY has served as one of our directors since August 1994. Mr. Terry is a former director and Executive Vice President of the Hewlett-Packard Company, a diversified electronics manufacturing company. In 36 years at Hewlett-Packard, he held a number of senior management positions, including general manager of Hewlett-Packard’s Data Products and Instrument Groups, and subsequently had overall responsibility for the Measurement Systems Sector. He retired from Hewlett-Packard in November 1993. Mr. Terry also serves as a director of Key Tronic Corporation.

SUSAN WANG has served as one of our directors since October 2003. From 1986 to 2002, Ms. Wang served as Executive Vice President and Chief Financial Officer of Solectron Corporation, a worldwide provider of electronics manufacturing services. Prior to joining Solectron in 1984, she held financial and accounting management positions at Xerox and Westvaco Corporations. She started her career at PricewaterhouseCoopers and is a certified public accountant. Ms. Wang also serves as a director of Avanex, Calpine, and Nektar Therapeutics.

Vote Required and Board of Directors’ Recommendation

The eight nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected as directors. Our board of directors recommends that the stockholders vote “FOR” the nominees listed above.

Corporate Governance

We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. Our board of directors has adopted corporate governance guidelines to assist it in fulfilling its responsibilities to stockholders and to our employees, customers, suppliers, and local communities in which we operate. Our corporate governance guidelines, together with our current committee charters, are available, free of charge, in the “Corporate Governance” section of our website at www.altera.com, or by calling our Investor Relations Department at (408) 544-7000, or by writing to us at Altera Corporation, 101 Innovation Drive, San Jose, California 95134, Attn: Investor Relations.

We have a code of business conduct and ethics that is applicable to our officers, directors, and employees and is designed to promote compliance with the laws applicable to our business, accounting standards, and proper and ethical business methods and practices. Additionally, the audit committee has adopted a code of ethics for senior financial officers and certain other employees of the finance department. Both of these codes are available, free of charge, in the “Corporate Governance” section of our website at www.altera.com, or by calling our Investor Relations Department at (408) 544-7000, or by writing to us at Altera Corporation, 101 Innovation Drive, San Jose, California 95134, Attn: Investor Relations.

Board of Directors and Committees

Board Composition and Leadership

It is the policy of the board of directors that a significant majority of the directors be independent. Currently, seven of our eight directors meet the standards for independence as defined by current National Association of Securities Dealers (NASD) listing standards, with John Daane, our President and CEO, being the only director who is not “independent” as defined by current NASD listing standards. Mr. Daane is chairman of the board of directors and Robert W. Reed is our vice chairman and lead independent director. The board of directors has standing audit, compensation, and nominating and governance committees, each of which has a charter that is available in the “Corporate Governance” section of our website at www.altera.com.

Board Meetings

The board of directors held six meetings during fiscal 2004. During fiscal 2004, each director attended at least 75% of the aggregate number of meetings of the board of directors and meetings held by all committees of the board on which such director served. Our independent directors hold executive sessions without management present at each meeting of the board of directors. We expect each of our directors to attend the annual meeting every year, unless extenuating circumstances prevent their attendance. All of our directors attended last year’s annual meeting.

Stockholder Communications with Board of Directors

Stockholders wishing to communicate with a particular board member, or the board as a whole, may send a written communication to our Corporate Secretary, Altera Corporation, 101 Innovation Drive, San Jose, California 95134. The Secretary will forward such communication to the full board or to any individual director or directors to whom the communication is addressed unless the communication is unduly hostile, threatening, illegal, or harassing, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

Committee Membership

Below is a summary of our committee structure and membership information.

Audit Committee

The current members of the audit committee are Robert W. Reed (Chairman), Robert J. Finocchio, and Susan Wang, each of whom is (1) “independent” as that term is defined in Section 10A of the Exchange Act; (2) “independent” as defined by current NASD listing requirements; and (3) financially literate and has the requisite financial sophistication as required by the Nasdaq rules applicable to issuers listed on the Nasdaq National

Market. In addition, the board of directors has determined that Mr. Reed and Ms. Wang each meet the criteria of an “audit committee financial expert” within the meaning of the SEC’s regulations. Until March 2004 when he resigned from the committee, Paul Newhagen was also a member of the audit committee. The audit committee held eight meetings during fiscal 2004.

The purposes of the audit committee are to oversee (1) the integrity of reported financial results, (2) the quality and adequacy of disclosures, (3) the soundness of Altera’s accounting policies and internal controls, (4) Altera’s compliance with significant applicable financial, legal, and ethical requirements, (5) the independence and performance of Altera’s external and internal auditors, and (6) communications among the external auditors, internal auditors, financial and senior management, and the board of directors. The audit committee has also established procedures for (a) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. Additional information regarding the audit committee and its members is contained in the “Audit Committee Report” beginning on page 22 of this proxy statement.

Compensation Committee

The current members of the compensation committee are William E. Terry (Chairman), Charles M. Clough, and Kevin McGarity, each of whom is “independent” as defined by current NASD listing standards. Kevin McGarity joined the committee in May 2004 when committee member Deborah D. Rieman retired from the board of directors. The compensation committee held six meetings during fiscal 2004.

The purposes of the compensation committee are (1) to evaluate and make recommendations to the board of directors regarding the compensation of the CEO, (2) to evaluate and establish the compensation of other executive officers, (3) to annually lead the board of directors in a discussion of the performance of the CEO, and (4) to evaluate and make recommendations to the board of directors regarding the compensation of directors. Additional information regarding the compensation committee and its members is contained in the “Compensation Committee Report” beginning on page 16 of this proxy statement.

Nominating and Governance Committee

The current members of the nominating and governance committee are Robert J. Finocchio (Chairman), Charles M. Clough, and William E. Terry, each of whom is “independent” as defined by current NASD listing standards. Until March 2004 when he resigned from the committee, Paul Newhagen served as chairman of the nominating and governance committee. Mr. Finocchio replaced Mr. Newhagen as chairman in March 2004. The nominating and governance committee held two meetings in fiscal 2004.

The purposes of the nominating and governance committee are (1) to identify individuals qualified to become members of the board of directors and to nominate directors for election; (2) to lead the board of directors in its annual performance review; and (3) to review and make recommendations to the board of directors concerning corporate governance matters. Additional information regarding the nominating and governance committee and its members is contained in the “Nominating and Governance Committee Report” beginning on page 7 of this proxy statement.

Director Compensation

Currently, our non-employee directors receive $2,000 for each meeting of our board of directors or a committee attended in person, and $1,000 for each meeting attended by telephone. We reimburse non-employee members of the board of directors and its committees for expenses incurred by these members in attending such meetings. We pay our non-employee directors an annual retainer of $12,000, paid in advance on the date of the annual meeting of stockholders, but prorated for any partial year. The chairman of our audit committee receives an additional annual retainer of $3,000.

Each non-employee director is eligible to include the annual retainer and meeting fees, but not expense reimbursements, in our Nonqualified Deferred Compensation Plan (“Deferred Compensation Plan”). We incur incidental expenses for administration of the Deferred Compensation Plan, and our tax benefit for payments to such directors is delayed until funds (including earnings or losses on the amounts invested pursuant to such plan) are eventually distributed from such plan. We do not pay any additional compensation or guarantee minimum returns to our directors as a result of their participation in the Deferred Compensation Plan.

Each non-employee director also receives options under our 1998 Director Stock Option Plan, referred to as the “1998 Director Plan,” under which 610,000 shares of common stock are reserved for issuance. The 1998 Director Plan provides for the grant of nonstatutory stock options to each of our non-employee directors. Such grants occur automatically upon commencement of service as a non-employee director (40,000 shares) and upon re-election as a non-employee director (10,000 shares). In May 2004, we granted options to purchase an aggregate of 57,500 shares of our common stock to directors upon their re-election as directors. Upon his election to our board of directors in March 2004, Mr. McGarity received a grant to purchase 40,000 shares of our common stock. The exercise price for option grants to our directors is equal to the closing price of our common stock on the date of the grant. These option grants vest over a period of years according to the terms of the 1998 Director Plan.

Each non-employee director is also eligible to receive medical, dental, and vision insurance benefits at the same level generally available to our employees.

Mr. Daane does not receive any additional compensation for his services as a member of the board of directors.

Nominating and Governance Committee Report

The nominating and governance committee operates under a written charter, which was adopted by the board of directors and is available in the “Corporate Governance” section of our website at www.altera.com, or by calling our Investor Relations Department at (408) 544-7000, or by writing to us at Altera Corporation, 101 Innovation Drive, San Jose, California 95134, Attn: Investor Relations.

As set forth in its charter, the purposes of the nominating and governance committee are (1) to identify individuals qualified to become members of the board of directors and to nominate directors for election; (2) to lead the board of directors in its annual performance review; and (3) to review and make recommendations to the board of directors concerning corporate governance matters. As part of its annual performance review, the nominating and governance committee reviews the performance of individual directors, each committee, and the board as a whole.

Nomination of Directors

The nominating and governance committee nominates candidates for election to the board based on an evaluation of the candidates’ decision-making ability, business experience and expertise, technological background, personal integrity, reputation, ability and willingness of the candidate to devote the necessary time to board service on an ongoing basis, and independence as defined by NASD listing standards. In addition, the nominating and governance committee recognizes the benefits of a board of directors that reflects the diversity of our stockholders, employees, customers, and the community in which the company operates. Accordingly, the nominating and governance committee actively seeks qualified candidates for nomination and election to the board of directors that reflect such diversity. The nominating and governance committee also reviews the activities and associations of potential candidates to ensure that there is no legal impediment, conflict of interest, or other consideration that might hinder or prevent the potential candidate from fulfilling the duties of a director. When the nominating and governance committee considers whether to nominate current members of the board of directors for reelection by the stockholders, it also considers each member’s contributions to the board of directors and the company, knowledge of the company and issues presented to the board of directors, preparation for and participation in meetings, and meeting attendance records.

The nominating and governance committee does not currently use the services of a third party consultant to assist in the identification or evaluation of potential director candidates. However, the nominating and governance committee has used such firms in the past and may engage a third party to provide such services in the future.

The nominating and governance committee will consider prospective nominees for election to the board of directors that are proposed by stockholders based on the same criteria it uses for all director candidates. Any stockholder who wants to recommend a prospective nominee for consideration should submit the following information to the nominating and governance committee in care of our Secretary, Altera Corporation, 101 Innovation Drive, San Jose, California 95134, within the timeframe described below under the caption “STOCKHOLDER PROPOSALS”:

•	Biographical information about the candidate and a statement about his or her qualifications;

•	Any other information required to be disclosed about the candidate under the Securities and Exchange Commission’s (“SEC”) proxy rules (including the candidate’s written consent to being named in the proxy statement and to serve as a director, if nominated and elected);

•	The names and addresses of the stockholder(s) recommending the candidate for consideration and the number of shares of our common stock beneficially owned by each and the length of ownership; and

•	Any affiliation of the candidate with the stockholder(s) recommending the candidate.

Greater detail about the submission process for stockholder proposals are set forth in our by-laws, a copy of which may be obtained by making a written request to our Secretary at the address of our principal executive offices.

We have not received a qualifying director nominee recommendation from any stockholder (or group of stockholders) that beneficially owns more than five percent of our common stock.

Corporate Governance

Our board of directors has adopted corporate governance guidelines to assist it in fulfilling its responsibilities to stockholders and to our employees, customers, suppliers, and the local communities in which we operate. Our corporate governance guidelines, together with our current committee charters, are available, free of charge, in the “Corporate Governance” section of our website at www.altera.com, or by calling our Investor Relations Department at (408) 544-7000, or by writing to us at Altera Corporation, 101 Innovation Drive, San Jose, California 95134, Attn: Investor Relations.

Our policies and practices reflect corporate governance initiatives that are in compliance with the listing requirements of the NASD and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	The board of directors has adopted clear corporate governance policies;

•	Seven of our eight board members are independent of us and our management;

•	The independent directors meet regularly without the presence of management;

•	All members of the audit committee, compensation committee and nominating and governance committee are independent directors;

•	The board of directors has elected a lead independent director and vice chairman who is an independent director;

•	The charters of the board committees clearly establish their respective roles and responsibilities;

•	We have a code of business conduct and ethics that applies to all of our directors, officers, and employees;

•	We have a code of ethics for senior financial officers that applies to our principal executive officer, principal financial officer, all other officers in the finance department as well as certain other employees of the finance department; and

•	We have a hotline available to all employees, and our audit committee has procedures in place for the anonymous submission of any employee complaint, including those relating to accounting, internal controls, or auditing matters.

Robert J. Finocchio, Chairman

Charles Clough, Member

William Terry, Member

NOMINATING AND GOVERNANCE COMMITTEE

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the shares of common stock beneficially owned by (i) persons known by us to beneficially own greater than 5% of our outstanding stock, (ii) each of our directors, (iii) our Chief Executive Officer and the four other most highly paid executive officers, and (iv) all of our directors and executive officers as a group as of the record date. Except as otherwise indicated in the accompanying footnotes, beneficial ownership is shown as of the record date. All percentage figures in the following table are calculated based on the number of shares of common stock outstanding as of the record date.

	Shares of Common Stock
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Class(2)
Greater Than Five-Percent Stockholders:
Capital Research and Management Company(3)	34,609,600	9.30%
FMR Corporation(4)	33,374,137	8.97%
Wellington Management Company, LLP(5)	18,909,600	5.08%
Directors and Executive Officers:
John P. Daane(6)	2,452,472	*
Robert W. Reed(7)	93,333	*
Charles M. Clough(8)	100,373	*
Robert J. Finocchio, Jr.(9)	43,333	*
Kevin McGarity(10)	11,667	*
Paul Newhagen(11)	2,423,288	*
William E. Terry(12)	396,000	*
Susan Wang(13)	15,833	*
Denis M. Berlan(14)	2,459,867	*
George Papa(15)	558,471	*
Jordan S. Plofsky(16)	722,861	*
Nathan M. Sarkisian(17)	1,063,856	*
All directors and executive officers as a group (15 persons)(18)	11,579,068	3.11%

*	Less than 1%.
(1)	The persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated in a corresponding footnote, the business address of each of the beneficial owners listed in this table is 101 Innovation Drive, San Jose, California 95134.
(2)

Applicable percentage of ownership is based on 372,174,766 shares of common stock outstanding as of the record date together with applicable options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Shares of common stock subject to options currently exercisable or exercisable within 60 days after the record date are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.
(3)	Based on a filing with the Securities and Exchange Commission on February 7, 2005, indicating beneficial ownership as of December 31, 2004. Capital Research and Management Company beneficially owned these shares as a result of acting as investment advisor to various investment companies. The address for Capital Research and Management is 333 South Hope Street, Los Angeles, California 90071.
(4)	Based on a filing with the Securities and Exchange Commission on February 14, 2005, indicating beneficial ownership as of December 31, 2004. FMR Corporation (“FMR”) indirectly holds shares of our common stock on behalf of its direct and indirect subsidiaries. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR and a registered investment advisor, is the beneficial owner of 30,986,080 shares of our common stock as a result of acting as investment advisor to various investment companies. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR, is the beneficial owner of 1,616,439 shares of our common stock as a result of acting as investment manager of the institutional accounts. Strategic Advisors, Inc., a wholly-owned subsidiary of FMR, is the beneficial owner of 204,298 shares of our common stock; and Fidelity International Limited is the beneficial owner of 567,320 shares of our common stock. The business address for each such reporting entity is 82 Devonshire Street, Boston, Massachusetts 02109.
(5)	Based on a filing with the Securities and Exchange Commission on February 14, 2005, indicating beneficial ownership as of December 31, 2004. Wellington Management Company, LLP, in its capacity as investment advisor, is deemed to have beneficial ownership of 18,909,600 shares of common stock that are owned by numerous investment advisory clients, none of which is known to have such interest with respect to more than five percent of the class of shares. Wellington Management has shared voting authority over 18,848,800 shares and no voting authority over 60,800 shares. Wellington Management is a registered investment advisor under the Investment Advisers Act of 1940, as amended. The address for Wellington Management is 75 State Street, Boston, Massachusetts 02109.
(6)	Includes 2,177,083 shares that Mr. Daane has a right to acquire within 60 days of the record date through exercise of options.
(7)	Represents 93,333 shares that Mr. Reed has the right to acquire within 60 days of the record date through exercise of options.
(8)	Includes 88,333 shares that Mr. Clough has the right to acquire within 60 days of the record date through exercise of options.
(9)	Includes 33,333 shares that Mr. Finocchio has the right to acquire within 60 days of the record date through exercise of options.
(10)	Includes 11,667 shares that Mr. McGarity has the right to acquire within 60 days of the record date through exercise of options.
(11)	Includes 73,333 shares that Mr. Newhagen has the right to acquire within 60 days of the record date through exercise of options. Also includes 400 and 400 shares held by Mr. Newhagen’s spouse and daughter, respectively.
(12)	Includes 250,000 shares that Mr. Terry has the right to acquire within 60 days of the record date through exercise of options.
(13)	Includes 15,833 shares that Ms. Wang has the right to acquire within 60 days of the record date through exercise of options.
(14)	Includes 1,983,708 shares that Mr. Berlan has the right to acquire within 60 days of the record date through exercise of options. Also includes 6,640 shares held by each of Mr. Berlan’s two sons, respectively.
(15)	Includes 504,167 shares that Mr. Papa has the right to acquire within 60 days of the record date through exercise of options.
(16)	Includes 707,500 shares that Mr. Plofsky has the right to acquire within 60 days of the record date through exercise of options.
(17)	Includes 1,054,033 shares that Mr. Sarkisian has the right to acquire within 60 days of the record date through exercise of options.
(18)	Includes shares in the aggregate that executive officers and directors have the right to acquire within 60 days of the record date through exercise of options.

Executive Compensation

Summary of Officer Compensation

The following table summarizes the total compensation of our named executive officers, or NEOs, who are the Chief Executive Officer and our four other most highly compensated executive officers in fiscal 2004. The following table also summarizes the total compensation earned by each NEO for our two previous fiscal years.

SUMMARY COMPENSATION TABLE

					Long-Term Compensation Awards
		Annual Compensation			Restricted Stock Awards($)		Securities Underlying Options(#)		All Other Compensation($)(1)
Name and Principal Position	Year	Salary($)	Bonus($)
John P. Daane	2004	700,027	710,000		—		500,000		960
President and Chief Executive Officer	2003 2002	700,027 650,025	1,100,000 18,525	(2)	— —		— 500,000	(3)	960 960

Denis M. Berlan	2004	500,019	425,000		—		250,000		960
Executive Vice President and Chief Operating Officer	2003 2002	501,019 503,481	260,000 11,650		— —		— 250,000	(3)	960 960

Nathan M. Sarkisian	2004	393,114	280,000		—		200,000		768
Senior Vice President and Chief Financial Officer	2003 2002	398,367 393,602	155,000 6,640		— —		— 200,000	(3)	768 768

Jordan S. Plofsky	2004	351,013	260,000		—		200,000		672
Senior Vice President, Marketing	2003 2002	354,030 350,013	155,000 6,060		— —		— 200,000	(3)	672 672

George Papa	2004	350,013	260,000		—		200,000		672
Senior Vice President, World-Wide Sales	2003 2002	350,013 302,447	155,000 225,000	(4)	— 1,104,950	(5)	— 600,000	(3)	672 672

(1)	Represents company-paid life insurance premiums.
(2)	Represents a $650,000 retention bonus that we agreed to pay Mr. Daane provided he was still employed by us on February 15, 2003, as well as a $450,000 bonus for fiscal 2003 that was paid in February 2004.
(3)	Prior to 2003, executive officer option grants were made at year-end. In order to align the date of executive officer grants with that of other employees who are subject to an annual performance review at the end of the year and with the grants made pursuant to the option exchange program, our NEOs received an option grant in January 2004 (in connection with a review of their performance in 2003) rather than at the end of 2003. Consequently, our NEOs did not receive an option award in 2003 and they received no other grants in 2004. We currently intend to continue to make executive officer grants early in the fiscal year in connection with our review of executives’ performance during the previous fiscal year.
(4)	Represents a $75,000 hire-on bonus that we agreed to pay Mr. Papa when he started his employment in February 2002 and that was paid to him in May 2002, plus a guaranteed executive bonus for fiscal 2002 in the amount of $150,000.
(5)	Represents the dollar value (less the par value per share paid by Mr. Papa) of the restricted stock award determined by multiplying the closing market price of our common stock on the grant date by the number of shares granted (50,000 shares at $22.10 per share). At December 31, 2004, Mr. Papa held 25,000 unvested shares of restricted stock having a value of $517,500 based upon a closing price of $20.70 per share (less the par value per share paid by Mr. Papa) of our common stock as reported on the Nasdaq National Market on December 31, 2004. Dividends, if any, are paid on all restricted stock to the same extent as any other shares of our common stock.

The foregoing compensation table does not include certain fringe benefits generally made available on a non-discriminatory basis to all of our U.S. employees such as group health insurance, dental insurance, and long-term disability insurance. We consider such benefits to be ordinary and incidental business costs and expenses. We also did not include in the table the aggregate value of such benefits in the case of the executive officers, which cannot be precisely ascertained but which is the lesser of either (a) 10% of the salary and bonus paid to each such executive officer or to the group, respectively, or (b) $50,000 or $50,000 times the number of individuals in the group, as the case may be. See the “Compensation Committee Report” beginning on page 16 of this proxy statement for further information on the compensation and benefits provided to our CEO and other executive officers.

Options Granted During Fiscal 2004

The following table sets forth information with respect to stock options granted during 2004 to our Chief Executive Officer and the four other most highly paid executive officers. In accordance with the SEC rules, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options Granted(1)		% of Total Options Granted to Employees in 2004(2)	Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)(3)
						5%	10%
John P. Daane	500,000	(4)	2.77%	$23.47	1/5/2014	7,380,078	18,702,568
Denis M. Berlan	250,000	(4)	1.38%	$23.47	1/5/2014	3,690,039	9,351,284
Nathan M. Sarkisian	200,000	(4)	1.11%	$23.47	1/5/2014	2,952,031	7,481,027
Jordan S. Plofsky	200,000	(4)	1.11%	$23.47	1/5/2014	2,952,031	7,481,027
George Papa	200,000	(4)	1.11%	$23.47	1/5/2014	2,952,031	7,481,027

(1)	The options shown in the table are non-statutory stock options that were granted at fair market value under our 1996 Stock Option Plan, as amended.
(2)	Percentage based on total options to purchase approximately 18,070,120 million shares of common stock granted to all employees in fiscal 2004.
(3)	Amounts reflecting gains on outstanding stock options are based on the price of $20.70 per share, which was the closing price of our common stock as reported on the Nasdaq National Market on December 31, 2004.
(4)	Twenty-five percent of the shares subject to the option vest on January 5, 2005, and the remainder vest monthly over the following thirty-six months.

Our NEOs received the following stock option grants effective on March 2, 2005, at a price of $21.06, in connection with the board of directors’ and compensation committee’s review of their performance during fiscal year 2004: John P. Daane, 300,000 shares; Denis M. Berlan, 150,000 shares; Nathan M. Sarkisian, 125,000 shares; Jordan S. Plofsky, 125,000 shares; and George Papa, 125,000.

Option Exercises and Fiscal 2004 Year-End Values

Of our NEOs, only Denis M. Berlan and Nathan M. Sarkisian exercised stock options during fiscal 2004. The following table provides information regarding the number of securities underlying unexercised options and the value of unexercised options held by each of our NEOs at the end of fiscal 2004.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the- Money Options at Fiscal Year-End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John P. Daane	—	—	1,750,000	1,250,000	1,697,500	1,697,500
Denis M. Berlan	241,000	4,335,925	1,777,667	638,333	16,286,747	848,750
Nathan M. Sarkisian	200,000	2,634,911	879,867	533,333	5,002,600	679,000
Jordan S. Plofsky	—	—	550,416	469,584	679,000	679,000
George Papa	—	—	383,333	416,667	679,000	679,000

(1)	Amounts reflecting gains on outstanding stock options are based on the price of $20.70 per share, which was the closing price of our common stock as reported on the Nasdaq National Market on December 31, 2004.

Option Program

Our stock option program is a broad-based, long-term retention program intended to attract, motivate, and retain talented employees as well as align stockholder and employee interests. We currently grant stock options under two plans: the 1996 Stock Option Plan, which provides for the periodic issuance of stock options to our employees, and the 1998 Director Stock Option Plan, which provides for the periodic issuance of stock options to members of our board of directors who are not employees. The majority of the options granted under these plans generally vest over four years. All options have a maximum term of ten years. If stockholders approve Proposal 2, we will no longer grant stock options under the 1996 Stock Option Plan or the 1998 Director Stock Option Plan but instead will grant equity awards under the 2005 Equity Incentive Plan. For a discussion of the 2005 Equity Incentive Plan, please see page 25.

We monitor dilution related to our option program by comparing net option grants in a given year to the number of shares outstanding. The dilution percentage is calculated as the new option grants for the year, net of options forfeited by employees leaving the company, divided by the total outstanding shares at the end of the fiscal year. The option grant dilution percentage was 4.36% in fiscal year 2004, negative in fiscal year 2003, and 2.4% in fiscal year 2002. The negative dilution percentage in fiscal 2003 resulted from the 6.6 million shares of options cancelled on July 4, 2003 associated with our shareholder-approved stock option exchange program under which employees were given a one-time opportunity to exchange underwater options for a lesser number of new options issued six months and one day after the original options were cancelled. Neither NEOs nor members of Altera’s board of directors were permitted to participate in the option exchange program. We granted options to purchase approximately 4.3 million new shares of common stock on January 5, 2004 pursuant to the option exchange program. We also have a share repurchase program where we regularly repurchase shares from the open market to offset dilution related to our option program. Please see page 32 for more detail.

For 2004, options granted to our NEOs amounted to 7.43% of the approximately 18.2 million total options granted. The percentage of total options granted to our NEOs in 2004 is 8.7% when the options granted in connection with the option exchange program are excluded from the total number of options granted that year. For additional information regarding options granted to our NEOs in 2003 and 2002, please see the Summary Compensation Table on page 11.

The following table provides information regarding the distribution and dilutive effect of options granted.

DISTRIBUTION AND DILUTIVE EFFECT OF OPTION GRANTS

	Years Ended December 31,
	2004	2003	2002
Net grants during the period as percentage of outstanding shares(1)	4.36%	N/A	2.4%
Grants to NEOs during the period as percentage of total options granted(2)	7.43%	0%	14.0%
Grants to NEOs during the period as percentage of outstanding shares	0.4%	0%	0.5%
Cumulative options held by NEOs as percentage of total options outstanding	13.9%	16.4%	13.4%

(1)	Dilution percentage calculation is higher than normal in 2004 due to the large number of options granted in January 2004 as a result of our shareholder-approved stock option exchange program, described on page 13. In comparison, our dilution percentage in 2003 is negative due to the large number of options that were cancelled as a result of the stock option exchange program.
(2)	Percentages include a new-hire option grant to George Papa (an NEO in 2004 and 2002, but not 2003) in 2002.

The following table provides information regarding outstanding in-the-money and out-of-the-money options and related weighted average exercise prices as of December 31, 2004.

IN-THE-MONEY AND OUT-OF-THE-MONEY OPTIONS

	Exercisable		Unexercisable		Total
(In thousands, except price per share amounts)	Shares	Price	Shares	Price	Shares	Price
In-the-Money	19,401	$10.39	6,864	$14.97	26,265	$11.58
Out-of-the-Money	15,937	24.82	20,165	23.10	36,102	23.86

Total Options Outstanding	35,338	$16.90	27,029	$21.03	62,367	$18.69

In-the-money options are options with an exercise price (the amount of money the employee would have to pay to exercise the options) that is less than $20.70 per share, which was the closing price of our common stock as reported on the Nasdaq National Market on December 31, 2004. Options are considered to be out-of-the-money if the exercise price is greater than the market price. We include in-the-money options in computing diluted income per share. Out-of-the-money stock options are excluded in this calculation, as their effect is anti-dilutive.

Equity Compensation Plan Information

The following table provides information as of December 31, 2004 regarding equity compensation plans approved and not approved by our security holders:

EQUITY COMPENSATION PLAN INFORMATION

(In thousands, except price per share amounts) Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders	62,284		$18.71	17,444	(1)
Equity Compensation Plans Not Approved by Security Holders	—		—	—

Total	62,284	(2)	$18.71	17,444

(1)	Consists of 14,505,224 shares available for future issuance under our 1996 Stock Option Plan, 164,167 shares available for future issuance under our 1998 Director Stock Option Plan, and 2,775,005 shares available for future issuance under our 1987 Employee Stock Purchase Plan.
(2)	Does not include information for options assumed in connection with mergers and acquisitions. As of December 31, 2004, a total of 83,286 shares of our common stock with a weighted-average exercise price of $4.58 were issuable upon exercise of such outstanding options.

Employment Contracts and Change of Control Arrangements

In connection with our employment of John P. Daane as our President and Chief Executive Officer, as an inducement essential to Mr. Daane’s accepting employment with us, and in recognition of the best interests of our stockholders, which we believe is served by the continuing employment of key management personnel, we entered into a severance agreement and a change in control severance agreement with Mr. Daane. Under the severance agreement, Mr. Daane is entitled to receive payment equivalent to two years of his then current salary and one year of accelerated vesting of his stock options and restricted stock. The severance payments are payable only if we terminate Mr. Daane for reasons other than his death or for cause, as defined in the agreement. Mr. Daane is not eligible for severance payments if he is eligible to receive benefits under the change in control agreement. Mr. Daane is not entitled to receive severance payments if he voluntarily terminates his employment for any reason. As a condition to receiving the severance payments, Mr. Daane must execute a release, releasing and waiving any claims he may have against us. The severance agreement will expire on November 30, 2005, unless the board of directors extends it in its sole discretion.

Under the change in control agreement, Mr. Daane is entitled to receive severance compensation if within 24 months following a change in control one or more of the following events, referred to as “triggering events,” occur:

•	Mr. Daane is terminated within 24 months of a change in control for reasons other than death or for cause (as defined in the agreement);

•	Mr. Daane is reassigned to a position other than CEO and he terminates his employment within 90 days of such reassignment; or

•	we move our headquarters more than 60 miles from its present location and he terminates his employment within 90 days of such move.

A change in control is generally defined as the acquisition, directly or indirectly, of 50% or more of either (1) the total combined voting power of our outstanding common stock or (2) the total fair market value of our common stock. Upon the occurrence of a triggering event, Mr. Daane is entitled to receive the following compensation:

•	24 months of his then current base salary;

•	a bonus equivalent to two times his target bonus, if any, for the fiscal year in which the change in control occurs; and

•	accelerated vesting of all options and restricted stock granted or issued at least six months prior to the change in control.

The change in control agreement will terminate on November 30, 2005, unless earlier terminated as a result of a change in control.

In May 2004, the board of directors approved amendments to Mr. Daane’s change in control agreement and the severance agreement clarifying the board’s intent that he would have one year from termination of employment to exercise any stock options for which vesting had been accelerated pursuant to the terms of either the change in control agreement or the severance agreement.

In February 2001, the stock option plan committee of the board of directors approved a grant of 10,000 shares of our restricted common stock to Jordan S. Plofsky, our current Senior Vice President, Marketing. In March 2001, Mr. Plofsky purchased the 10,000 shares at the par value per share. Until the shares of common stock become vested, (1) Mr. Plofsky may not transfer such shares, and (2) upon termination of Mr. Plofsky’s employment, we have the right to repurchase the shares at the original purchase price for a period of 90 days following the date of such termination. Subject to Mr. Plofsky’s continued employment with us, the restrictions on 25% of the shares will lapse annually over four years. As of the record date, the restrictions on all 10,000 shares had lapsed. The restricted stock grant to Mr. Plofsky was made to compensate him for stock options that he forfeited upon termination of his prior employment and were scheduled to vest in a short term.

In February 2002, the stock option plan committee of the board of directors approved a grant of 50,000 shares of our restricted common stock to George Papa, our current Senior Vice President, Worldwide Sales. In July 2002, Mr. Papa purchased the 50,000 shares at the par value per share. Until the shares of common stock become vested, (1) Mr. Papa may not transfer such shares, and (2) upon termination of Mr. Papa’s employment, we have the right to repurchase the shares at the original purchase price for a period of 90 days following the date of such termination. Subject to Mr. Papa’s continued employment with us, the restrictions on 25% of the shares will lapse annually over four years. As of the record date, the restrictions on 37,500 shares had lapsed. The restricted stock grant to Mr. Papa was made to compensate him for stock options that he forfeited upon termination of his prior employment and were scheduled to vest in a short term.

Compensation Committee Interlocks and Insider Participation

The current members of the compensation committee are William E. Terry (Chairman), Kevin McGarity and Charles M. Clough, each of whom is “independent” as defined by current NASD listing standards. Mr. Terry, Mr. McGarity and Mr. Clough were not at any time during fiscal 2004 or at any other time an officer or employee of Altera. In addition, none of our executive officers serves as a member of the board of directors or compensation committee of any company that has one or more of its executive officers serving as a member of our board of directors or compensation committee.

Compensation Committee Report on Executive Compensation

The compensation committee operates under a written charter, which is available in the “Corporate Governance” section of our website at www.altera.com, or by calling our Investor Relations Department at

(408) 544-7000, or by writing to us at Altera Corporation, 101 Innovation Drive, San Jose, California 95134, Attn: Investor Relations. As set forth in its charter, the primary responsibilities of the compensation committee are (1) to evaluate and make recommendations to the board regarding the compensation of our Chief Executive Officer, (2) to evaluate and establish the compensation of other executive officers, (3) to annually lead the board in a discussion of the performance of the CEO, and (4) to evaluate and make recommendations to the board regarding the compensation of members of the board. Additionally, the compensation committee, in consultation with the CEO, may also review and establish general compensation policies and programs for employees other than the CEO and other executive officers.

Executive Compensation Philosophy and Objectives

The primary objectives of our executive compensation policies are to:

•	attract, motivate, and retain highly qualified executives;

•	align management and stockholder interests by tying a large percentage of executives’ cash compensation, in the form of our executive bonuses, and long-term equity incentives, to financial performance of the Company (i.e., “pay for performance”); and

•	reward executives based upon our financial performance at levels competitive with peer companies.

The compensation committee seeks to maintain executives’ aggregate compensation, including salary, bonus, and long-term equity incentives, at a level competitive with peer companies in the semiconductor industry that approximate our size in terms of employees, revenue, and capitalization. Many of these companies are included in the S&P 500 Semiconductor Index used in the performance graph appearing in this proxy statement. In addition, because we sometimes compete for executive talent outside of those companies included in the S&P 500 Semiconductor Index, companies outside this index are selected for inclusion in our peer group based on several criteria, including size, growth rates, similar financial performance, industry leadership status, innovation, and the extent to which they compete with us for executives.

In developing our compensation programs and policies, the compensation committee utilizes information obtained from surveys such as the Radford Executive Compensation Survey, proxy statements, and information gathered directly from certain of the companies that comprise our peer group. The compensation committee also has the sole authority to engage the committee’s outside compensation consultants and other advisers; in 2004, the compensation committee chose not to retain such outside advisers.

Components of Compensation

Cash Compensation

Cash compensation for our executive officers consists of a fixed base salary and an annual bonus, which is based on our financial performance and the individual executive’s performance against strategic goals established by management and the board of directors at the end of each fiscal year in advance of the relevant measurement period. In order to implement our philosophy that executives be rewarded for achieving positive financial results and other strategic goals, the compensation committee has designed the bonus plan to significantly affect the total compensation of our executives depending on our success in meeting annual financial and strategic goals.

The bonuses for fiscal year 2004 that were paid to the CEO and our four other most highly compensated executives were based on a three-year executive bonus plan that was approved by the compensation committee in 2001 and that was in effect for each of fiscal years 2002, 2003, and 2004. A new executive bonus program, which was approved by the compensation committee in 2004, became effective on January 1, 2005 and will remain in effect for fiscal years 2005, 2006, and 2007. The new bonus plan and the plan in effect for fiscal year 2004 are both applicable to our director-level employees, vice presidents, and other executives including our CEO. Under both plans, bonuses are based on a formula that takes into account (1) annual growth in our revenue and net income as a percentage of revenue above a specified threshold (the “Financial Factors”), and (2) performance against individual goals. Different multipliers are applied to each of the Financial Factors, with the specific multipliers depending on the individual’s position within Altera. Bonuses are capped at a certain percentage of the individual’s base salary, with the percentage depending on the individual’s position within Altera. The caps on bonuses to the five most highly compensated executives (including the CEO) range from 120% to 200% of base salary and payouts may be zero depending on our performance against the Financial Factors and the executive’s performance against individual goals. Based on the parameters of the bonus plan, bonuses are determined by the independent members of the board of directors upon the recommendation of the compensation committee with respect to the CEO and by the compensation committee with respect to the other executive officers.

Long-Term Equity Compensation

Long-term equity incentives, including stock options and stock purchase rights granted pursuant to our stock option and stock purchase plans, directly align the economic interests of our executive officers and other employees with those of our stockholders. Stock options are a particularly strong incentive because they are valuable to employees only if the fair market value of our common stock increases above the exercise price, which is set at the fair market value of our common stock on the date the option is granted. In addition, employees must remain employed with us for a fixed period of time in order for the options to vest fully. Options are granted to employees and executives following a yearly review of individual performance and consideration of the individual’s long-term value to us.

In order to strengthen the link between pay and performance, the compensation committee has recently decided to make a substantial portion of future equity awards to our CEO and all other executive officers contingent upon the Company meeting a financial target established at the start of the fiscal year. Fifty percent of the shares that may be awarded to these executives in 2006 will be contingent on the Company generating free cash flow as a percentage of total assets in 2005 that is greater than 15%. Free cash flow is defined as operating cash flow less capital expenditures (the “Financial Performance Criteria”). In 2004, only the top 20% of companies in the Standard and Poor’s 500 Index achieved this 15% hurdle rate, and the average return for companies in the Standard and Poor’s 500 Semiconductor Index was 10%. The maximum number of shares that may be awarded to any executive next year will be 700,000, with the actual award varying based on the individual’s scope of responsibility, performance, current and future scope of responsibility, and other factors. If the Financial Performance Criteria is not met in 2005 (i.e., free cash flow/assets is less than 15%), then the maximum number of shares that any executive may be awarded in 2006 will be 350,000, with the actual award varying based on the individual’s scope of responsibility, performance, current and future scope of responsibility, and other factors.

Other Benefits

All of our employees in director-level and above positions are eligible to defer a portion of their salary and bonus into our Nonqualified Deferred Compensation Plan (“Deferred Compensation Plan”). As of the record date, there were 137 eligible participants in the plan. We incur incidental expenses for administration of the Deferred Compensation Plan, and the receipt of any tax benefit we might obtain based on payment of a participant’s compensation is delayed until funds (including earnings or losses on the amounts invested pursuant to such plan) are eventually distributed from the plan. We do not pay any additional compensation or guarantee minimum returns to any participant in the Deferred Compensation Plan.

Our executive officers are also eligible for other benefits that generally are similar to those available to all of our U.S.-based employees, including medical and post-retirement medical benefits, life and accident insurance, and a 401(k) plan matching contribution of $2000. Our executive officers are also eligible for an annual physical exam. We do not provide any other perquisites to our executive officers that are not made available to other employees.

CEO Compensation

Mr. Daane is our Chairman of the Board, CEO and President. In determining Mr. Daane’s compensation for fiscal 2005, the compensation committee reviewed comparative financial and pay data of the peer companies described above. Based upon this review, the compensation committee determined that Mr. Daane’s base salary was in line with that of chief executive officers at peer companies and, in November 2004, the compensation committee recommended to the board of directors that Mr. Daane’s salary remain unchanged for fiscal 2005. In January 2005, the compensation committee recommended to the board of directors and the independent members of the board of directors approved a bonus payment to Mr. Daane of $710,000 for fiscal year 2004. The bonus was calculated under the executive bonus plan for fiscal 2004 described above.

We grant stock options to the CEO based primarily on the compensation committee’s evaluation of the CEO’s ability to influence our long-term growth and profitability. At its sole discretion, the board of directors determines the size of the option grant based principally on the compensation committee’s estimation of the equity incentive value of the CEO’s unvested options. In December 2003, the compensation committee recommended to the board of directors and the independent members of the board of directors approved the grant to Mr. Daane of an option to purchase 500,000 shares of our common stock. The effective date of the grant was January 5, 2004, which was the grant date for options granted to all executives and other employees who were subject to an annual performance review conducted at the end of the 2003 fiscal year, as well as the grant date for options that were made pursuant to the Company’s shareholder-approved option exchange program. Prior to 2003, executive option grants were made at year-end; consequently, Mr. Daane did not receive an option award in 2003. The January 5, 2004 grant was made in connection with our review of Mr. Daane’s performance during fiscal 2003.

As described on page 15 of this proxy, the Company has a severance agreement and a change in control severance Agreement with Mr. Daane. The following table sets forth the compensation that might be earned by Mr. Daane under these agreements if termination of his employment were to occur as of December 31, 2005:

Termination Scenarios

	For Cause or Voluntary	Other Than for Cause	Change in Control
Salary	$0	$1,400,000.00	$1,400,000.00

Bonus	Bonus not guaranteed. Bonus, if any, would be determined by the compensation committee in accordance with the executive bonus plan.	Bonus not guaranteed. Bonus, if any, would be determined by the compensation committee in accordance with the executive bonus plan.	$1,400,000.00

Stock Options	Vesting ceases immediately upon termination. Based on a closing price of $20.12 for the Company’s stock on March 14, 2005, the record date, the value of all vested options as of December 31, 2005 is $2,486,250.	Twelve months of vesting acceleration of all options granted prior to termination. Based on a closing price of $20.12 for the Company’s stock on March 14, 2005, the record date, the value of all options that would have vested through December 31, 2006 is $3,315,000.	Accelerated vesting of all options granted within six months prior to change in control. Based on a closing price of $20.12 for the Company’s stock on March 14, 2005, the record date, the value of all options granted prior to December 31, 2005 is $3,315,000.

Other Executive Officers

The compensation committee follows the executive compensation philosophy and objectives described above in determining compensation for other executive officers. The CEO recommends to the compensation committee base salaries for executive officers that are comparable to the salaries of persons holding similar positions at peer companies. In setting executive officer salaries, the CEO and the compensation committee also consider factors such as our performance relative to peer companies and the individual officer’s past performance and future potential.

Cash bonuses were paid to executive officers for fiscal 2004 in accordance with the terms of the executive bonus plan described above. Individual bonuses took into account the individual executive’s achievement of specific goals that were established at the end of 2003.

As with the CEO, the size of the stock option grant to each executive officer is determined by the compensation committee’s evaluation of that officer’s ability to influence our long-term growth and profitability. In addition, the compensation committee considers the incentive effect of additional option grants given the stock options then held by such executive officers and the amount of those options that are not yet vested. As discussed above, fifty percent of the shares that will be awarded to our four most highly compensated executive officers in 2006 will be contingent on the Company generating free cash flow as a percentage of total assets of greater than 15% in fiscal 2005.

Other Compensation Considerations

Under Section 162(m) of the Internal Revenue Code, we may not receive a federal income tax deduction for compensation paid to the CEO and the next four most highly compensated executive officers to the extent that any of these persons receives more than $1,000,000 in compensation in any one year. However, if we pay compensation that is “performance-based,” under Section 162(m) we can receive a federal income tax deduction for the compensation paid even if such compensation exceeds $1,000,000 in a single year. Our 1987 Employee Stock Purchase Plan and our 1996 Stock Option Plan are shareholder-approved and qualify as performance-based plans; therefore, compensation realized in connection with exercises of options granted or the sale of shares purchased under these plans is exempt under the statute and is fully deductible on our federal income tax returns. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the compensation committee has not adopted a policy that all compensation must be deductible on our federal income tax returns.

William E. Terry, Chairman

Charles M. Clough, Member

Kevin McGarity, Member

COMPENSATION COMMITTEE

No portion of this Compensation Committee Report or the performance graph included below shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report and the performance graph appear, except to the extent that the company specifically incorporates this report or a portion of it, or the performance graph by reference. In addition, neither this report nor the performance graph shall be deemed to be filed under the Securities Act or the Exchange Act.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission. Such officers, directors, and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of such forms received by us or written representations from certain reporting persons that no Forms 5 were required for such persons, we believe that, during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to our officers, directors, and 10% stockholders were complied with, except that Denis Berlan, Executive Vice President and Chief Operating Officer, inadvertently failed to report the transfer of shares to certain family members in 2004, as well as a gift of shares in 2000, on a Form 5. Mr. Berlan filed a Form 5 for these transactions on March 15, 2005.

Company Performance

The following graph shows a comparison, since December 31, 1999, of cumulative total return for Altera, Standard & Poor’s 500 Index, and Standard & Poor’s 500 Semiconductor Index.

COMPARISON OF CUMULATIVE TOTAL RETURN*

Assumes $100 invested on December 31, 1999 in our common stock, Standard & Poor’s 500 Index, and Standard & Poor’s 500 Semiconductor Index. Total return is based on historical results and is not intended to indicate future performance.

*	Total return assumes reinvestment of dividends for Standard & Poor’s 500 Index and Standard & Poor’s 500 Semiconductor Index. We have never paid dividends on our common stock.

Audit Committee Report

The following is a report of the audit committee with respect to our audited financial statements for the fiscal year ended December 31, 2004.

The audit committee operates under a written charter adopted by the board of directors. The audit committee charter is available in the “Corporate Governance” section of our website at www.altera.com, or by calling our Investor Relations Department at (408) 544-7000, or by writing us at Altera Corporation, 101 Innovation Drive, San Jose, California 95134, Attn: Investor Relations.

In general, the audit committee charter sets forth:

•	the scope of the audit committee’s responsibilities and the means by which it carries out those responsibilities;

•	the independent registered public accounting firm’s (“External Auditors”) accountability to the board of directors and the audit committee; and

•	the audit committee’s responsibility to monitor the independence of the external auditors.

As more fully described in its charter, the purpose of the audit committee is to oversee (1) the integrity of reported financial results, (2) the quality and adequacy of disclosures, (3) the soundness of our accounting policies and internal controls, (4) our compliance with significant applicable financial, legal, and ethical requirements, (5) the independence and performance of our External Auditors and internal auditors, and (6) communications among the External Auditors, internal auditors, financial and senior management, and the board of directors. The audit committee also has sole authority to hire and review the performance of the internal auditor and to review and approve the scope of internal audit plans.

Management is responsible for the preparation, presentation, and integrity of our financial statements; selection of accounting and financial reporting principles; and maintaining internal controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. PricewaterhouseCoopers LLP, our External Auditors is responsible for performing an independent audit of the consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting in accordance with the standards set by the Public Accounting Oversight Board of the United States.

The audit committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the External Auditors. The audit committee serves a board-level oversight role, in which it provides advice, counsel, and direction to management and the External Auditors on the basis of the information it receives, discussions with management and the External Auditors, and the experience of the audit committee’s members in business, financial, and accounting matters.

The audit committee members have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America, and that the Company’s internal control over financial reporting is effective as of December 31, 2004, and on the representations of our External Auditors included in their report on our financial statements. The audit committee’s oversight role does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions with management and the internal and External Auditors do not assure that our financial statements are presented in accordance with accounting principles generally accepted in the United States of America, or that the audit of our financial statements and management’s assessment of the effectiveness of internal control over financial reporting has been carried out in accordance with the standards set by the Public Accounting Oversight Board of the United States.

Among other matters, the audit committee monitors the activities and performance of our External Auditors, including the audit scope, external audit fees, auditor independence, and the extent to which the External Auditors may be retained to perform non-audit services. The audit committee has sole responsibility to retain and replace our External Auditors. The audit committee formally reviews the performance of the External Auditors on an annual basis in order to determine whether rotation of audit firms is appropriate. The audit committee also reviews the results of the External Auditor’s work with regard to the adequacy and appropriateness of our financial, accounting, and internal controls.

Audit Fees Pre-Approval Policy

The audit committee has adopted a formal policy that requires the audit committee to approve, in advance, all audit, audit related, and permissible non-audit services performed by the External Auditors. At the beginning of each fiscal year, management and the External Auditors present to the audit committee for approval the services that are proposed to be performed by the External Auditors during the coming year together with an estimate of the amount of fees to be billed for such services. At any time, the chairman of the audit committee, or any other member of the audit committee in the chairman’s absence, may approve additional services and/or an increase in the amount of fees to be incurred by the Company for services to be performed by the External Auditors.

Unless otherwise performed by a comparable body of the board of directors, the audit committee must review and approve all related-party transactions as such term is defined by the SEC and NASD.

Review with Management

The audit committee has reviewed and discussed our audited financial statements and management’s report on internal control over financial reporting with management. Management represented to the audit committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and that internal control over financial reporting was effective as of December 31, 2004.

Review and Discussions with Independent Registered Public Accounting Firm

During 2004, the audit committee held meetings with management and the External Auditors to discuss the overall scope and plans for the audit. The audit committee also met with our External Auditors, with and without management present, to discuss the results of its independent audit and its evaluations of our internal controls. In addition, the audit committee reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2004 and held discussions with management and PricewaterhouseCoopers LLP on the quality, not just the acceptability, of our accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The audit committee reviewed and discussed with management and PricewaterhouseCoopers LLP management’s report on Altera’s internal control over financial reporting and PricewaterhouseCoopers LLP’s attestation report on management’s assessment of the effectiveness of Altera’s internal control over financial reporting.

The audit committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards), as amended by SAS 89 (Audit Adjustments), and SAS 90 (Audit Committee Communications), which includes, among other items, matters related to the conduct of the audit of our financial statements and other matters relating to the auditor’s judgments about the acceptability and the quality of the company’s accounting principles.

The audit committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (which relates to the auditors’ independence from us and our related entities) and has discussed with PricewaterhouseCoopers LLP its independence from us. In addition, the audit committee has also considered whether the provision of those services set forth in the table below is compatible with PricewaterhouseCoopers LLP maintaining its independence from us.

Conclusion

Based on the review and discussions with management and our External Auditors, the audit committee recommended to our board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

Robert W. Reed, Chairman

Robert J. Finocchio, Member

Susan Wang, Member

AUDIT COMMITTEE

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

Audit, Audit-Related and Tax Fees

The audit committee pre-approves and reviews audit and permissible non-audit services to be performed by Altera’s independent registered public accounting firm including fees charged by PricewaterhouseCoopers for such services. The audit committee has determined that the provision of the services described below is compatible with maintaining the independence of PricewaterhouseCoopers LLP. The following table sets forth the aggregate fees billed or to be billed by PricewaterhouseCoopers LLP for the following services for fiscal years 2004 and 2003:

Description of Services	2004		2003
Audit Fees(1)	$1,509,000		$650,000
Audit-Related Fees	$225,000	(2)	$147,000	(3)
Tax Fees(4)	$313,000		$812,000
All Other Fees	$0		$0

Total	$2,047,000		$1,609,000	(5)

(1)	Represents the aggregate fees billed or to be billed for professional services rendered for the audit of our annual financial statements, the review of the financial statements included in our quarterly reports during such period, review of documents provided in connection with statutory or regulatory filings, and Section 404 attestation.
(2)	Represents the aggregate fees billed or to be billed for professional services rendered for Section 404 pre-certification.
(3)	Represents the aggregate fees billed or to be billed for professional services rendered for the audit of financial statements required by the Advanced Pricing Agreement that we have with the Internal Revenue Service, and consultations concerning financial accounting and reporting standards including work related to Section 404 pre-certification.
(4)	Represents the aggregate fees billed for professional services rendered for tax return compliance and examination services, expatriate tax compliance services, and includes worldwide tax planning and consulting services of $127,000 for 2004 and $238,000 for 2003.
(5)	Includes approximately $208,000 of fees incurred in 2002 but paid in 2003 prior to the requirement that the audit committee pre-approve and review audit and permissible non-audit services.

Certain Relationships and Related Transactions

We have entered into various compensation arrangements with some of our executive officers, which are discussed under “Employment Contracts and Change of Control Arrangements” on page 15.

PROPOSAL TWO—APPROVAL OF 2005 EQUITY INCENTIVE PLAN

We are asking stockholders to approve Altera’s 2005 Equity Incentive Plan (the “2005 Plan”), which was approved by the board of directors on March 8, 2005. If approved by stockholders, the 2005 Plan will replace our 1996 Stock Option Plan and 1998 Director Stock Option Plan (collectively “Prior Plans”) before their expiration and will become Altera’s only plan for providing stock-based incentive compensation to both our eligible employees and non-employee directors. Our 1987 Employee Stock Purchase Plan will remain in effect. If stockholders do not approve the 2005 Plan, the Prior Plans will remain in effect. We firmly believe that a broad-based equity program is a necessary and powerful employee incentive and retention tool that benefits all of Altera’s stockholders. The following summary of certain major features of the 2005 Plan is subject to the specific provisions contained in the full text of the 2005 Plan, as set forth in Appendix A.

The board of directors recommends that you vote “FOR” approval of Altera’s 2005 Equity Incentive Plan.

Approval of the 2005 Plan is intended to enable Altera to achieve the following objectives:

1. The continued ability of Altera to offer stock-based incentive compensation to substantially all of our eligible employees and non-employee directors, while maintaining a low annual rate of dilution relative to our peers. We are requesting approval of 3,000,000 shares for the 2005 Plan, plus the roll-over of all shares currently reserved but unissued under the Prior Plans. Additionally, shares subject to awards that are granted under the Prior Plans that are outstanding on the effective date of the 2005 Plan, and that are later cancelled, forfeited, settled in cash or that expire by their terms, will be returned to the pool of shares available for grant and issuance under the 2005 Plan.

The Prior Plans will be terminated if the stockholders approve the 2005 Plan. As of the record date, there were a total of 65,637,124 options outstanding with a weighted-average exercise price of $19.26 and a remaining term of 6.64 years, and 8,885,956 shares authorized but not yet issued under the Prior Plans. For information on cancellations and forfeitures over the past three fiscal years, please see page 43 of Altera’s 2004 Form 10-K filed with the Securities and Exchange Commission on March 11, 2005.

2. The ability to utilize various equity awards, including stock options, restricted stock awards, restricted stock units, stock appreciation rights and stock bonus awards, as deemed appropriate by the compensation committee and management. The various awards available under the 2005 Plan will give Altera greater flexibility to respond to market-competitive changes in equity compensation practices. Stock options priced at the full fair market value of Altera common stock on the date of grant are currently our main form of equity compensation to our broad-based employee population and non-employee directors. Although we will likely continue to grant stock options on a regular basis, we are currently evaluating whether other types of equity offerings would be beneficial to our employees and stockholders to address, among other things, new accounting requirements such as mandatory expensing of equity compensation awards.

3. The reduction of Altera’s total stock overhang. Overhang is the total number of shares related to options and other equity awards granted but not yet exercised, plus shares available for grant, divided by the total number of shares outstanding. The 2005 Plan gives Altera the flexibility to grant restricted stock, restricted stock units and bonus stock, which would result in less overall total stock overhang because fewer shares would be granted upon settlement of the award (when compared to a stock option or a stock appreciation right).

4. The furtherance of corporate governance best practices. Unlike stock options, full-value awards (such as restricted stock, restricted stock units and bonus stock) have intrinsic value even in a declining market. In recognition of this fact, the 2005 Plan provides for a ratio for the award of full-value awards versus options or stock appreciation rights, such that for each full-value award granted, the number of shares available for issuance under the 2005 Plan as a whole is decreased by 2.25 shares. In addition, the 2005 Plan prohibits stock option repricings, the issuance of discounted stock options, and reload option grants.

Furthermore, the 2005 Plan does not contain an evergreen feature (evergreen features provide for automatic replenishment of authorized shares available under the plan on an annual basis without requiring stockholder approval).

The Importance of Stock Compensation at Altera

The use of stock options has long been a vital component of Altera’s overall compensation philosophy, which is based on the principle that long-term incentive compensation should be closely aligned with stockholders’ interests. Over the years, we believe that we have been successful in achieving this objective through the use of a broad-based stock option program. Stock options align employees’ interests directly with those of other stockholders because an increase in stock price after the date of award is necessary for employees to realize any value.

We strongly believe that our equity compensation programs have been an integral component to our success in the past and will be important to our ability to achieve consistently superior performance in the years ahead. Our equity compensation programs are essential to our ability to attract, retain and motivate the employee talent that is critical to attaining superior company performance and stockholder returns. As such, we consider approval of the 2005 Plan vital to Altera’s future success.

Additionally, without stock options or another form of equity compensation, Altera would be forced to consider cash alternatives to provide a market-competitive total compensation package. These cash replacement alternatives would, among other things, potentially reduce the cash available for investment in innovation and technology.

Altera’s current stock option plan is broad-based. To ensure that there are meaningful share-based incentives for all employees, only a small portion of options are granted to Named Executive Officers (“NEOs”). In fiscal 2004, NEOs received only 7.4% of the newly granted shares and NEOs held only 13.9% of all outstanding option shares. In comparison, according to the Investor Responsibility Research Center’s 2004 Stock Plan Dilution study, for data collected in 2003 (the “IRRC study”), among S&P 500 companies the average annual percent of new grants to NEOs was 19%.

Altera’s “burn rate” is low versus our peers. Burn rate is the number of option shares granted in a year as a percent of total shares outstanding. Altera’s burn rate is low in comparison to other semiconductor companies, and it has declined over time. In 2002, Altera’s burn rate was 2.4%, placing us in the bottom twenty-five percent of the 33 semiconductor and semiconductor equipment companies surveyed annually in Mellon Consultants’ Equity Practices Survey (“Mellon survey”). In fiscal 2004, our burn rate was higher than usual (4.4%) due primarily to the large number of stock options granted in January 2004 as a result of our shareholder-approved stock option exchange program under which employees had a one-time opportunity to exchange underwater options for a lesser number of new options (to be issued six months and one day after the original options were cancelled). In comparison, our burn rate for 2003 was negative because of the large number of options that were cancelled as a result of the exchange program. Altera’s burn rates for 2003 and 2004 averaged a low 1.5%, placing Altera in the lowest twenty-five percent compared to its peers in the Mellon survey.

Altera’s total equity plan dilution is low versus our peers. Total equity plan dilution is the total number of options outstanding (vested and unvested) and unvested restricted stock outstanding, plus the shares available for grant, divided by the total number of common shares outstanding. Among the information technology companies included in the IRRC study (over 200), average total equity plan dilution was 25.7% compared to 20.6% for Altera. Among the semiconductor companies surveyed by Mellon, Altera’s stock option dilution falls below the median. (Mellon defines stock option dilution as all outstanding stock options (vested and unvested) divided by the number of common shares issued and outstanding at the end of the year.)

Altera’s stock repurchase activity offsets dilution arising from employee stock plans. Cumulatively from 1998 to 2004, we repurchased more shares than we granted in stock options on a net basis. We repurchased 8.3 million shares in 2004, and we intend to continue our stock repurchase program in the future.

Key Terms of the 2005 Plan

The following is a summary of the key provisions of the 2005 Plan.

Plan Term:	May 10, 2005 to May 10, 2015

Eligible Participants:

Employees of Altera and its subsidiaries, non-employee directors of Altera, and its consultants are eligible to receive awards under the 2005 Plan. As of the record date, there were approximately 2,195 employees and seven non-employee directors who would be eligible to participate in the 2005 Plan.

Shares Authorized:

3,000,000, plus all available but unissued shares under the Prior Plans, subject to adjustment only to reflect stock splits and similar events. Shares subject to awards granted under the Prior Plans that are outstanding on the effective date of the 2005 Plan and that are cancelled, forfeited, settled in cash or that expire by their terms will be returned to the pool of shares available for grant and issuance under the 2005 Plan. As of the record date, there were a total of 8,885,956 shares authorized but not yet issued under the Prior Plans.

Award Types:	(1) Non-qualified and incentive stock options
(2) Restricted stock awards
(3) Restricted stock units
(4) Stock appreciation rights
(5) Stock bonus awards

Determining the Number of Shares Available for Grant:

For purposes of determining the number of shares available for grant under the 2005 Plan against the maximum number of shares authorized, any full-value award (i.e., anything other than a stock option or a stock appreciation right) shall reduce the number of shares available for issuance by 2.25 shares.

Vesting:

Determined by the stock option committee (other than for grants to executive officers and directors, which will be determined by the compensation committee). Options and stock appreciation rights will generally vest over four years (25% cliff vesting after one year and monthly thereafter). Restricted stock and restricted stock units will vest over a minimum of three years.

Term of Awards:	Stock options and stock appreciation rights will have a term no longer than ten years.

Exercise Price:

The exercise price of stock options or stock appreciation rights granted under the 2005 Plan may not be less than 100% of the fair market value (the closing price of Altera stock on the day of grant) of our common stock on the date of grant. On December 31, 2004, the market value of our stock was $20.70 per share.

Repricing Prohibited:	Repricing or reducing the exercise price of a stock option or stock appreciation right after the award is made is prohibited without stockholder approval.

Administration

The compensation committee will administer the 2005 Plan with respect to awards to executive officers and non-employee directors, and the stock option committee will administer the 2005 Plan with respect to all other awards. The applicable committee will select the individuals who receive awards, determine the number of shares covered by awards and, subject to the terms and limitations expressly set forth in the 2005 Plan, establish the terms, conditions and other provisions of any awards granted under the 2005 Plan. The committee may interpret the 2005 Plan and establish, amend and rescind any rules relating to the 2005 Plan. The stock option committee may delegate to a committee of one or more directors or to Altera officers the ability to grant awards and take certain other actions with respect to participants who are not executive officers or non-employee directors.

Non-Employee Director Awards

The 2005 Plan provides for automatic stock option grants to non-employee directors according to a non-discretionary formula. Non-employee directors are also eligible to receive other types of awards under the 2005 Plan (including restricted stock, restricted stock units, bonus stock, stock options and stock appreciation rights), but such awards are discretionary and are not automatic.

The formula provides that non-employee directors who have not yet received their annual grant in fiscal 2005 will be granted a 10,000-share option grant on the date the 2005 Plan is approved by stockholders. When a non-employee director joins the board, he or she will receive a 40,000-share option grant on that date and a 10,000 share option grant at each subsequent annual stockholder meeting. If a non-employee director joins the board mid-year, then the annual grant for that year will be pro-rated. The exercise price for each option granted to a non-employee director is equal to the fair market value per share of Altera’s stock on the grant date.

Initial non-employee director grants vest over four years at the rate of 25% on the first anniversary of the grant date and 2.0833% monthly thereafter, which means that the option will fully vest four years from the date of grant. The annual 10,000 share grant vests monthly on a pro-rata basis over one year, as measured from the date of grant. The initial and annual option grants vest only while the non-employee director remains in service with Altera as a member of our board or as a consultant. The term of the grants is ten years. In the event of a corporate transaction, such as a merger or sale of substantially all of Altera’s assets, the vesting of 100% of all automatically granted options granted to non-employee directors accelerates and the grants become exercisable.

Terms Applicable to Stock Options and Stock Appreciation Rights

The exercise price of stock options or stock appreciation rights granted under the 2005 Plan may not be less than 100% of the fair market value (the closing price of Altera stock on the day of grant) of our common stock on the date of grant. On December 31, 2004, the market value of our stock was $20.70 per share. The term of these awards may not be longer than ten years. Subject to the limitations of the 2005 Plan, the committee will determine the terms and conditions applicable to stock option grants and grants of stock appreciation rights (including vesting and exercisability). The terms and conditions applicable to stock options and stock appreciation rights may include, among other things, continued employment with Altera, the passage of time, or such performance criteria and the level of achievement versus such criteria as the committee deems appropriate.

Terms Applicable to Restricted Stock Awards, Restricted Stock Unit Awards and Stock Bonus Awards

Restricted stock and restricted stock units will vest over a minimum of three years. Subject to the limitations of the 2005 Plan, the committee will determine the terms and conditions applicable to the granting of restricted stock, restricted stock units and stock bonuses. The terms and conditions may include, among other things, continued employment with Altera, the passage of time, or such performance criteria and the level of achievement versus such criteria as the committee deems appropriate.

Eligibility Under Section 162(m)

Section 162(m) of the U.S. Internal Revenue Code permits performance-based compensation meeting the requirements established by the U.S. Internal Revenue Service to be excluded from the limitation on deductibility of compensation in excess of $1 million paid to certain specified senior executives. In order to meet the requirements of Section 162(m), the 2005 Plan limits awards to individual participants as follows: No person may receive more than 2,000,000 shares issuable as awards in any fiscal year, other than new employees, who may receive up to a maximum of 2,000,000 additional shares issuable as awards granted in the fiscal year in which they first commence employment. The foregoing limits are greater than the number of options that Altera has granted to any individual in the past. We do not currently intend to significantly increase our equity awards to executive officers.

Awards may, but need not, include performance criteria that satisfy Section 162(m). To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m), the performance criteria will be one of the following criteria, either individually, alternatively or in any combination, applied to either the company as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the compensation committee in the award:

• Net revenue and/or net revenue growth	• Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth

• Operating income and/or operating income growth	• Net income and/or net income growth

• Earnings per share and/or earnings per share growth	• Total stockholder return and/or total stockholder return growth

• Return on equity	• Operating cash flow return on income

• Adjusted operating cash flow return on income	• Economic value added

• Individual business objectives

To the extent that an award under the 2005 Plan is designated as a “performance award,” but is not intended to qualify as performance-based compensation under Section 162(m), the performance criteria can include the achievement of strategic objectives as determined by the compensation committee.

Notwithstanding satisfaction of any performance criteria described above, to the extent specified at the time of grant of an award, the number of shares of common stock, stock options or other benefits granted, issued, retainable and/or vested under an award on account of satisfaction of performance criteria may be reduced by the committee on the basis of such further considerations as the committee in its sole discretion determines.

Transferability

The committee has the discretion to permit a recipient of an award to transfer his or her award to an authorized transferee (as defined in the 2005 Plan). Without such permission, an award may not be transferred, sold, pledged, assigned, hypothecated or disposed of in any manner other than by will or by the laws of descent and distribution. No award may be made subject to execution, attachment or other similar process.

Amendments

The board may terminate, amend or suspend the 2005 Plan, provided that no action may be taken by the board (except those described in “Adjustments”) without stockholder approval to:

(1) Increase the number of shares that may be issued under the 2005 Plan;

(2) Permit the repricing of outstanding stock options or stock appreciation rights under the 2005 Plan;

(3) Extend the term of the 2005 Plan;

(4) Expand the class of persons eligible to participate in the 2005 Plan; or

(5) Otherwise implement any amendment to the 2005 Plan required to be approved by stockholders under NASDAQ rules.

Adjustments

In the event of a stock dividend, recapitalization, stock split, combination of shares, extraordinary dividend of cash or assets, reorganization, or exchange of Altera’s common stock, or any similar event affecting Altera’s common stock, the committee shall adjust the number and kind of shares available for grant under the 2005 Plan, and subject to the various limitations set forth in the 2005 Plan, the number and kind of shares subject to outstanding awards under the 2005 Plan, and the exercise or settlement price of outstanding stock options and of other awards.

Corporate Transactions

In the event of a corporate transaction (as defined in the 2005 Plan) any or all outstanding awards may be assumed or replaced by a successor corporation, which assumption or replacement shall be binding on all award recipients. In the alternative, a successor corporation may substitute equivalent awards or provide substantially similar consideration to award recipients as was provided to Altera’s stockholders (after taking into account the existing provisions of outstanding awards). The successor corporation may also issue, in place of outstanding shares of Altera held by award recipients, substantially similar shares or other property subject to repurchase restrictions no less favorable to such award recipient. In the event such successor corporation, if any, refuses to assume or replace the awards outstanding under the 2005 Plan pursuant to a corporate transaction or if there is no successor corporation due to a dissolution or liquidation of the company, outstanding awards shall immediately vest as to 100% of the shares subject thereto at such time and on such conditions as Altera’s board of directors shall determine, and outstanding awards shall expire at the closing of the transaction or at the time of dissolution or liquidation.

Federal Income Tax Consequences

The following summary constitutes a brief overview of the principal U.S. Federal income tax consequences relating to awards that may be granted under the 2005 Plan based upon current tax laws. This summary is not intended to be exhaustive and does not describe state, local, or foreign tax consequences.

Non-Qualified Stock Options. Non-qualified stock options do not qualify for any special tax benefits to the optionee. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. Upon exercise of the stock option, the optionee will generally recognize compensation income for federal tax purposes measured by the excess, if any, of the then fair market value of the shares at the time of exercise over the exercise price. We are generally entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant in connection with such exercise. The employee’s basis in the option stock will be increased by the amount of the compensation income recognized. Upon the sale of the shares issued upon exercise of a nonstatutory stock option, any further gain or loss recognized will be treated as capital gain or loss and will be treated as short-term capital gain or loss if the shares have been held for less than one year.

Incentive Stock Options. The Code provides optionees with favorable federal income tax treatment of stock options that qualify as incentive stock options. If a stock option is treated as an incentive stock option, the optionee will recognize no income upon grant of the stock option, and will recognize no income upon exercise of the stock option unless the alternative minimum tax rules apply. Altera would not be allowed a deduction for federal tax purposes in connection with the exercise of an incentive stock option.

Upon the sale of the shares issued upon exercise of an incentive stock option at least two years after the grant of the stock option and one year after exercise of the stock option, referred to as the “statutory holding periods,” any gain will be taxed to the optionee as long-term capital gain. If the statutory holding periods are not satisfied (i.e., the optionee makes a “disqualifying disposition”), the optionee will recognize compensation income equal to the excess, if any, of the lower of (1) the fair market value of the stock at the date of the stock option exercise, or (2) the sale price of the stock, over the option price. We are generally entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant in connection with such sale or disposition. The employee’s basis of the stock issued upon exercise of the option, referred to as the “option stock,” will be increased by the amount of the compensation income recognized. Any further gain or loss recognized on a disqualifying disposition of the shares will be characterized as capital gain or loss. Different rules may apply if shares are purchased by an optionee who is subject to Section 16(b) of the Exchange Act, and the optionee subsequently disposes of such shares prior to the expiration of the statutory holding periods.

Stock Appreciation Rights. A grant of a stock appreciation right (which can only be settled in Altera common stock) has no federal income tax consequences at the time of grant. Upon the exercise of stock appreciation rights, the value of the shares received is generally taxable to the recipient as ordinary income, and Altera generally will be entitled to a corresponding tax deduction.

Restricted Stock. A participant receiving restricted stock may be taxed in one of two ways: the participant (i) pays tax when the restrictions lapse (i.e., they become vested) or (ii) makes a special election to pay tax in the year the grant is made. At either time the value of the award for tax purposes is the excess of the fair market value of the shares at that time over the amount (if any) paid for the shares. This value is taxed as ordinary income and is subject to income tax withholding. Altera receives a tax deduction at the same time and for the same amount taxable to the participant. If a participant elects to be taxed at grant, then, when the restrictions lapse, there will be no further tax consequences attributable to the awarded stock until the recipient disposes of the stock.

Restricted Stock Units. In general, no taxable income is realized upon the grant of a restricted stock unit award. The participant will generally include in ordinary income the fair market value of the award of stock at the time shares of stock are delivered to the participant or at the time the restricted stock unit vests. Altera generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income.

Stock Bonus Awards. The participant will not realize income when a stock bonus award is granted, but will realize ordinary income when shares are transferred to him or her. The amount of such income will be equal to the fair market value of such transferred shares on the date of transfer. Altera will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income as a result of the transfer of shares.

PROPOSAL THREE (ALTERNATIVE TO PROPOSAL TWO)—APPROVAL OF AMENDMENT TO 1996 STOCK OPTION PLAN

At the annual meeting, and only in the event that the stockholders do not approve Proposal 2, the stockholders are being requested to approve the proposed amendment to the 1996 Stock Option Plan, referred to as the “1996 Plan,” to increase by 3,000,000 the number of shares reserved for issuance to a total of 89,000,000.

Summary

The 1996 Plan was adopted by our board of directors in March 1996 and approved by our stockholders in May 1996. The 1996 Plan as originally adopted had 2,000,000 shares of common stock reserved for issuance. Through the years the stockholders have approved several amendments to the 1996 Plan, which have increased the number of shares reserved for issuance to a current total of 86,000,000.

In October 2000, our board of directors approved a proposal for restricting repricing of stock options granted under the 1987 Stock Option Plan, the 1996 Plan, and the 1998 Director Plan. Effective October 2000, we cannot, without the approval of a majority of our stockholders, amend any granted option to reduce the exercise price of the granted option or cancel any granted option in exchange for another option with a lower exercise price. These restrictions, however, do not apply where the amendment or cancellation of the granted option is necessary or appropriate to preserve the aggregate spread on the granted option following a stock dividend, merger, spin-off, or other corporate change.

As of the record date, options to purchase an aggregate of 65,191,291 shares were outstanding and options to purchase 8,721,789 shares were available for future grant. In addition, 12,086,920 shares had been issued pursuant to the exercise of stock options granted under the 1996 Plan. The 1996 Plan authorizes the board of directors or a committee of the board to grant stock options to eligible employees of Altera. The 1996 Plan is structured to allow the board of directors broad discretion in creating equity incentives in order to assist us in attracting, retaining, and motivating the best available personnel for the successful conduct of our business. The board of directors believes that the remaining shares available for grant under the 1996 Plan are not sufficient to accomplish these purposes. Specifically, the board of directors believes that an increase in the number of shares reserved for issuance under the 1996 Plan is necessary to attract and hire new employees, to motivate and retain existing employees, and to ensure that a sufficient number of shares are available for options assumed or granted in connection with acquisitions we may undertake.

In March 2005, the board of directors approved an amendment to the 1996 Plan, subject to stockholder approval, to increase the number of shares reserved for issuance by 3,000,000, thereby increasing the total number of shares issuable under the 1996 Plan from 86,000,000 to 89,000,000. This amendment is requested only if the stockholders do not approve the adoption of the 2005 Equity Incentive Plan.

Under our stock repurchase program, the board of directors has authorized management to purchase up to 88,000,000 shares of common stock in the open market from time to time. In July 1996, our board of directors approved our stock repurchase program, which initially authorized us to repurchase up to 2,000,000 shares of our common stock. Since June 1998, our board of directors has authorized several increases in the number of shares that we are authorized to repurchase, the most recent of which was an increase in September 2004 from 78,000,000 to 88,000,000 shares. Our goal is to use our stock repurchases under this program to offset the potential share dilution from stock options granted under the 1996 Plan and the 1987 Stock Option Plan and from shares purchased under the 1987 Employee Stock Purchase Plan. Between the years of 1996 and 2004, we repurchased an aggregate of 66,738,373 shares, substantially offsetting the potential share dilution from the activity in those years relating to the 1996 Plan, the 1987 Stock Option Plan, and the 1987 Employee Stock Purchase Plan. Consequently, we may repurchase a total of 21,261,373 shares in the future under our stock repurchase program as currently approved by our board of directors.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting at the annual meeting will be required to approve the amendment to the 1996 Plan. To provide incentives to eligible employees and to align their interests directly with those of our stockholders, and only to the extent that our stockholders do not approve the adoption of the 2005 Equity Incentive Plan, our board of directors has unanimously approved the proposed amendment to the 1996 Plan and recommends that stockholders vote “FOR” such amendment.

Essential Features of the 1996 Plan

General

The 1996 Plan permits stock option grants to our employees, or any employees of a parent or subsidiary of Altera. Our board of directors or a committee of the board has the discretion to grant incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, referred to as the “Code,” or nonstatutory stock options. We do not currently have plans to grant incentive stock options under the 1996 Plan.

The 1996 Plan is not a qualified deferred compensation plan under Section 401(a) of the Code and is not subject to the provisions of ERISA.

Purposes

The purposes of the 1996 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees, to promote the success of our business, and to clearly align the interests of eligible employees directly with those of our stockholders.

Administration

The 1996 Plan may be administered by our board of directors or by a committee designated by the board of directors. Once appointed, the committee members shall continue to serve until otherwise directed by the board of directors. The administration, interpretation, or application of the 1996 Plan by the board of directors or by the committee shall be final, conclusive, and binding upon all participants. The board of directors will administer the 1996 Plan, subject (1) to the authority delegated to the stock option plan committee to grant stock options to employees other than executive officers and directors, and (2) to the authority delegated to our compensation committee to grant stock options to our executive officers (other than our Chief Executive Officer and President), directors, and 10% stockholders, as each such term is defined under Section 16 of the Exchange Act. Each year, the compensation committee approves a budget for the total number of stock options that may be granted by the stock option committee under the 1996 Plan. At each board of directors meeting, the stock option committee reports on the total number of options that have been granted under the 1996 Plan in comparison to the budget that was approved for the current fiscal year. The compensation committee must approve any increase in the stock option budget. Currently, the stock option plan committee consists of John P. Daane, and the compensation committee consists of William E. Terry, Charles M. Clough and Kevin McGarity. Except for the compensation described in “Proposal One—Election of Directors,” members of the board of directors and the committees receive no additional compensation for administering the 1996 Plan. Copies of the 1996 Plan are available free of charge upon request at our principal executive offices.

Eligibility

The 1996 Plan provides for the grant of stock options to employees, including employees who serve as both our officers and directors, and our employees of any parent or subsidiary of Altera whom the board of directors or the committees determine are eligible to be granted stock options under the 1996 Plan. The board of directors or the committees determine the number of shares subject to each stock option. As of the record date, approximately 2,195 employees, including officers, were eligible to participate in the 1996 Plan.

The 1996 Plan imposes a limitation on grants to any optionee in any fiscal year so that the aggregate grants in any one year to any optionee may not exceed 2,000,000 shares per fiscal year; provided, however, that new hires may receive additional stock option grants for no more than 2,000,000 shares in the year they are hired. In addition, there is a limit of $100,000 on the aggregate fair market value of shares subject to all incentive stock options that are exercisable for the first time in any calendar year by an employee.

Terms of Options

Each stock option granted pursuant to the 1996 Plan is evidenced by a written stock option agreement between us and the optionee and is, in general, subject to the following terms and conditions:

Exercise of the Option. The board of directors or the committees determine on the date of grant when stock options may be exercisable under the 1996 Plan.

The form of stock option agreement used under the 1996 Plan for new and existing employees generally provides that, so long as employment continues, a stock option will be exercisable cumulatively as to 25% of the stock option shares at the end of the first year and then monthly in equal amounts until 100% of the stock option shares have vested at the end of four years.

Payment for shares issued upon exercise of a stock option may consist of cash, check, an exchange of shares of our common stock, any combination of such methods of payment, or such other consideration as determined by the board of directors or the committees and as permitted under the Delaware General Corporation Law.

Exercise Price. The exercise price of stock options granted under the 1996 Plan is determined by the board of directors or the committees, but may not be less than 100% of the fair market value of the common stock on the date the stock option is granted. The 1996 Plan provides that, because our common stock is currently traded on the Nasdaq Stock Market, the fair market value per share shall be the closing price on the Nasdaq Stock Market on the date of grant of the stock option, as reported in The Wall Street Journal.

Termination of Employment. If the optionee’s employment with us is terminated for any reason (other than death, total and permanent disability, or in certain cases, retirement), a vested stock option may generally be exercised within 30 days (or such other period of time as is determined by the board of directors or the committee administering the 1996 Plan at the time of grant of such stock option) after such termination, but in no event later than the date of expiration of the term of such stock option. Further, the optionee may exercise the vested stock option only as to all or part of the shares that the optionee was entitled to exercise at the date of such termination. Generally, a termination is not deemed to occur if an optionee is on an approved leave of absence, or is transferred to a subsidiary or parent of Altera.

Retirement. If an optionee satisfies certain requirements described below, the board of directors or the committee administering the 1996 Plan may, in its sole discretion, grant stock options that may continue to be exercisable following the optionee’s retirement from us, but such period may not extend beyond the date the stock option would otherwise terminate in accordance with its terms pursuant to the option agreement between us and the optionee.

An optionee is eligible for extended exercisability of stock options upon retirement under the 1996 Plan only if he or she: (1) has terminated his or her employment with us after attaining the age of 55 and has completed at least ten years of service as an Altera employee, or (2) has terminated his or her employment with us as a result of disability, regardless of the optionee’s age, has completed ten years of service as an Altera employee, and is eligible for Social Security benefits.

In addition, to be eligible for extended exercisability of stock options upon retirement under the 1996 Plan, an optionee must not have committed certain acts of misconduct, including (1) conduct related to employment for which either criminal or civil penalties may be sought, (2) willful violation of our written policies, (3) any activity that is in competition with us or any parent or subsidiary of Altera, or (4) unauthorized disclosure of our confidential information or trade secrets or the confidential information or trade secrets of any parent or subsidiary of Altera.

Death or Disability. If an optionee is unable to continue his or her employment with us as a result of death, his or her stock options may be exercised at any time within six months from the date of the optionee’s death (but in no event later than the date of expiration of the term of such stock option) to the extent such stock options would have been exercisable on the date six months after the date of the optionee’s death. If an optionee should die after a termination of employment, but before his or her stock options have expired or been exercised, such stock options may be exercised at any time within six months after death (but in no event later than the date of expiration of the term of such stock option) but only to the extent the stock options were exercisable on the date of termination. The board of directors or the committees may in their discretion extend the exercisability, but not the vesting, of such stock options for up to twelve months from the date of such optionee’s death.

If an optionee is unable to continue his or her employment with us as a result of total and permanent disability, and except as otherwise provided above with respect to retirement, his or her stock options may be exercised at any time within three months after termination (or such other period not exceeding twelve months as determined by the board of directors or the committees, but in no event later than the date of expiration of the term of such stock option) to the extent the stock option was exercisable on the date of termination.

Term and Termination of Options. Stock options granted under the 1996 Plan expire ten years from the date of grant, unless a shorter period is provided in the stock option agreement. The current form of option agreement provides for a ten-year term. No stock option may be exercised by any person after the expiration of its term.

Nontransferability of Options. A stock option is not transferable by the optionee, other than by will or the laws of descent and distribution. If the optionee dies, stock options may be exercised by a person who acquires the right to exercise the stock option by bequest or inheritance.

Other Provisions. The stock option agreement may contain such other terms, provisions, and conditions not inconsistent with the 1996 Plan as may be determined by the board of directors or the committee administering the 1996 Plan.

Adjustments Upon Changes in Capitalization or Merger

In the event any change, such as a stock split or payment of a stock dividend, is made in our capitalization that results in an increase or decrease in the number of outstanding shares of common stock without our receipt of additional consideration, an appropriate adjustment shall be made by the board of directors in the stock option exercise price and in the number of shares subject to each stock option.

In the event of our proposed dissolution or liquidation, we are required to notify each optionee as soon as practicable prior to the effective date of the proposed transaction. The board of directors or the committee administering the 1996 Plan may, in its discretion, provide for an optionee to have the right to exercise his or her stock options prior to the transaction and may, in addition, accelerate the exercisability of stock options so as to permit optionees to exercise their stock options to purchase shares of common stock for which the stock options would not otherwise be exercisable. To the extent a stock option has not been previously exercised, it will terminate immediately prior to the proposed liquidation or dissolution.

In the event of a proposed sale of our assets or our merger with or into another corporation, all stock options will be assumed or an equivalent option will be substituted by the successor corporation. If the successor corporation refuses to fully assume all stock options, the optionees shall have the right to exercise stock options prior to such transaction for all shares of common stock subject to such stock options, including shares for which such stock options would not otherwise be exercisable. Stock options will be considered assumed if, following the merger or sale of assets, the option or right granted to the optionee by the purchaser or acquirer confers the right to receive for each share of common stock subject to such stock options the consideration received in the merger or sale of assets in exchange for outstanding shares of the common stock on the date of the transaction; provided, however, that if the consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its parent, the board of directors or the committee administering the 1996 Plan may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the stock option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of our common stock in the merger or sale of assets.

Amendment and Termination

The board of directors may amend, alter, suspend, or terminate the 1996 Plan, or any part of the 1996 Plan, at any time and for any reason. However, we will obtain stockholder approval for any amendment to the 1996 Plan to the extent necessary to comply with Section 162(m) and Section 422 of the Code, or any similar rule or statute. No such action by the board of directors or stockholders may alter or impair any option or stock purchase right previously granted under the 1996 Plan without the written consent of the optionee. Unless terminated earlier, the 1996 Plan shall terminate ten years from the date of its approval by our stockholders.

Tax Information

Incentive Stock Options. The Code provides to optionees favorable federal income tax treatment of stock options that qualify as incentive stock options. If a stock option granted under the 1996 Plan is treated as an incentive stock option, the optionee will recognize no income upon grant of the stock option, and will recognize no income upon exercise of the stock option unless the alternative minimum tax rules apply. We will not be allowed a deduction for federal tax purposes in connection with the exercise of an incentive stock option.

Upon the sale of the shares issued upon exercise of an incentive stock option at least two years after the grant of the stock option and one year after exercise of the stock option, referred to as the “statutory holding periods,” any gain will be taxed to the optionee as long-term capital gain. If the statutory holding periods are not satisfied (i.e., the optionee makes a “disqualifying disposition”), the optionee will recognize compensation income equal to the excess, if any, of the lower of (1) the fair market value of the stock at the date of the stock option exercise, or (2) the sale price of the stock, over the option price. We are generally entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant in connection with such sale or disposition. The employee’s basis of the stock issued upon exercise of the option, referred to as the “option stock,” will be increased by the amount of the compensation income recognized. Any further gain or loss recognized on a disqualifying disposition of the shares will be characterized as capital gain or loss.

Different rules may apply if shares are purchased by an optionee who is subject to Section 16(b) of the Exchange Act, and the optionee subsequently disposes of such shares prior to the expiration of the statutory holding periods.

Nonstatutory Stock Options. Nonstatutory stock options granted under the 1996 Plan will not qualify for any special tax benefits to the optionee.

An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. Upon exercise of the stock option, the optionee will generally recognize compensation income for federal tax purposes measured by the excess, if any, of the then fair market value of the shares at the time of exercise over the exercise price. We are generally entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant in connection with such exercise. The employee’s basis in the option stock will be increased by the amount of the compensation income recognized.

Upon the sale of the shares issued upon exercise of a nonstatutory stock option, any further gain or loss recognized will be treated as capital gain or loss and will be treated as short-term capital gain or loss if the shares have been held less than one year.

During fiscal 2004, we received a tax benefit resulting from tax deductions of approximately $13.4 million and $8.8 million with respect to options exercised by employees under the 1987 Stock Option Plan and the 1996 Plan, respectively. During fiscal 2004, we also received a tax benefit resulting from research and development credits of approximately $3.2 million and $978,000 with respect to options exercised by employees under the 1987 Stock Option Plan and the 1996 Plan, respectively. These amounts are in addition to approximately $5.9 million and $26.4 million we received as payment of the exercise price of such options under the 1987 Stock Option Plan and the 1996 Plan, respectively.

Tax Summary. The foregoing summary of the effect of federal income taxation upon the optionee and us with respect to the grant of stock options and purchase of shares under the 1996 Plan does not purport to be complete. Reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the tax implications of an optionee’s death or the provisions of the income tax laws of any municipality, state, or foreign country in which the optionee may reside.

Participation in the 1996 Plan

The grant of stock options under the 1996 Plan to executive officers, including NEOs, is subject to the discretion of the board of directors and the compensation committee. Between the inception of the 1996 Plan and January 1, 2005, Messrs. Daane, Berlan, Sarkisian, Plofsky, and Papa were granted options to purchase

3,000,000, 2,310,000, 1,780,000, 1,020,000, and 800,000 shares, respectively. Since the 1996 Plan’s inception, all current executive officers as a group, including NEOs, and all other employees as a group were granted as of January 1, 2005 options to purchase 10,854,750 and 91,768,002 shares, respectively. During this period, options to purchase an aggregate of 28,496,761 were cancelled. Since the 1996 Plan’s inception, none of our current directors, excluding current or former executive officers, have been granted options to purchase shares under the 1996 Plan. As of January 1, 2005, the weighted average exercise price of outstanding options under the 1996 Plan was $19.10. As of the date hereof, there has been no determination as to future awards under the 1996 Plan. Accordingly, future benefits or amounts received are not determinable.

PROPOSAL FOUR—APPROVAL OF AMENDMENT TO

1987 EMPLOYEE STOCK PURCHASE PLAN

At the annual meeting, the stockholders are being requested to approve the proposed amendment to the 1987 Employee Stock Purchase Plan, referred to as the “1987 Purchase Plan,” to increase by 1,000,000 the number of shares reserved for issuance.

General

The 1987 Purchase Plan was adopted by our board of directors in August 1987 and approved by our stockholders in September 1987. The 1987 Purchase Plan as originally adopted had 200,000 shares of common stock reserved for issuance. Through the years, the board of directors has authorized, and stockholders have approved, amendments to the 1987 Purchase Plan to increase the shares reserved for issuance. Most recently, at the annual meeting in 2004, the stockholders approved an amendment increasing the number of shares reserved for issuance under the 1987 Purchase Plan by an aggregate of 1,000,000 shares to 18,700,000. In March 2005, the board of directors approved an amendment to the 1987 Purchase Plan, subject to stockholder approval, to increase the number of shares reserved for issuance by 1,000,000, thereby increasing the total number of shares issuable under the 1987 Purchase Plan from 18,700,000 to 19,700,000.

As of the record date, 15,924,995 shares had been issued pursuant to the exercise of options to purchase shares under the 1987 Purchase Plan, and 2,775,005 shares are available for future grant.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting at the annual meeting will be required to approve the amendment to the 1987 Purchase Plan. Our board of directors has unanimously approved the proposed amendment and recommends that the stockholders vote “FOR” such amendment.

Essential Features of the 1987 Purchase Plan

General

The 1987 Purchase Plan, and the right of participants to make purchases under the 1987 Purchase Plan, is intended to qualify as an “Employee Stock Purchase Plan” under the provisions of Sections 421 and 423 of the Code. The provisions of the 1987 Purchase Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of those sections of the Code.

The 1987 Purchase Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of ERISA.

Purpose

The purpose of the 1987 Purchase Plan is to provide our employees, including the employees of any of our subsidiaries designated by the board, with an opportunity to purchase our common stock through accumulated payroll deductions.

Administration

The 1987 Purchase Plan may be administered by our board of directors or a committee of board members appointed by the board of directors. Once appointed, the members of the committee shall continue to serve until otherwise directed by the board of directors. The administration, interpretation, or application of the 1987 Purchase Plan by the board of directors or by the committee shall be final, conclusive, and binding upon all participants to the full extent provided by law. No charges for administrative or other costs may be made against the payroll deductions of a participant in the 1987 Purchase Plan. Members of the board of directors receive no additional compensation for administering the 1987 Purchase Plan. Currently, John P. Daane is the sole member of the committee that administers the 1987 Purchase Plan.

Eligibility

Any person, including an officer, who is customarily employed for at least twenty hours per week and more than five months in a calendar year by us or any of our designated subsidiaries, as of an offering date shall be eligible to participate in the 1987 Purchase Plan. An offering date is the first trading day of a given offering period. Notwithstanding the foregoing, no participant shall be granted an option to purchase shares under the 1987 Purchase Plan:

•	that would permit the participant’s rights to purchase stock under all of our employee stock purchase plans and those of our subsidiaries to accrue at a rate that exceeds $21,250 (which is 85% of $25,000 of the fair market value of such stock determined at the time such stock option is granted) for each calendar year in which such option is outstanding at any time; or

•	if, after the grant of an option, the participant would own common stock or options to purchase common stock equal to 5% or more of the total combined voting power or value of all classes of our capital stock or capital stock of any of our subsidiaries.

For purposes of the 1987 Purchase Plan, the employment relationship will be treated as continuing intact while a participant is on sick leave or other leave of absence approved by us. However, where the period of leave exceeds 90 days and the participant’s right to reemployment is not guaranteed either by statute or by contract, the participant will be deemed to have withdrawn from the 1987 Purchase Plan on the 91st day of such leave.

Furthermore, if, on a purchase date, the number of shares that would otherwise be subject to stock options under the 1987 Purchase Plan exceeds the number of shares available for sale as of the beginning of the applicable offering period, a pro rata allocation of the available shares shall be made in as uniform and as equitable a manner as is practicable.

As of the record date, approximately 2,195 employees were eligible to participate in the 1987 Purchase Plan.

Enrollment in the Plan

Eligible employees become participants in the 1987 Purchase Plan by completing a subscription agreement authorizing payroll deductions prior to the applicable offering date. A person who becomes employed after the commencement of an offering period may not participate in the 1987 Purchase Plan until the commencement of the next offering period.

Offering Periods; Purchase Periods

Typically, the 1987 Purchase Plan is implemented by consecutive, overlapping twelve-month offering periods, with a new offering period commencing on the first trading day on or after May 1 and November 1 of each year and terminating on the trading day on or before April 30 and October 31. Each twelve-month offering period generally includes two six-month purchase periods. In the future, the board of directors may alter the duration of the offering periods, including the commencement dates, with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first offering period to be affected.

Purchase Price

The purchase price at which shares are sold under the 1987 Purchase Plan is 85% of the lower of the fair market value of a share of our common stock on (1) the first trading day of the offering period, or (2) the last trading day of the purchase period. If the fair market value at the end of any purchase period is less than the fair market value at the beginning of the offering period, each participant will be automatically withdrawn from the current offering period following the purchase of shares on the purchase date and will be automatically re-enrolled in the immediately following offering period. The 1987 Purchase Plan provides that, because our common stock is currently traded on the Nasdaq Stock Market, the fair market value of a share of our common stock on a given date shall be the closing price on the Nasdaq Stock Market, on such date, as reported in The Wall Street Journal.

Payment of the Purchase Price; Payroll Deductions

The payroll deductions accumulated during the offering period are applied to the purchase of the shares. The deductions may not exceed 10% of a participant’s eligible compensation received on each pay day. The aggregate of such payroll deductions during the offering period cannot exceed 10% of his or her aggregate eligible compensation during such offering period up to a maximum of $21,250 (which is 85% of $25,000 of the fair market value of such stock determined at the time such stock option is granted) for each calendar year. Eligible compensation is defined as all regular straight time gross earnings, plus sales commissions and sales incentives earned during the entire offering period, but exclusive of payments for overtime, shift premium, other incentive payments, bonuses, or other compensation.

Payroll deductions shall commence on the first pay day following the first day of the offering period and shall continue at the same percentage rate until the end of the offering period unless sooner terminated. No interest shall accrue on the payroll deductions of a participant in the 1987 Purchase Plan. At any time during the offering period, a participant may discontinue or decrease his or her payroll deductions under the 1987 Purchase Plan without withdrawing amounts previously contributed. A participant may increase his or her rate of payroll deductions only for a subsequent offering period and may not increase his or her rate of payroll deductions during an outstanding offering period in which such participant is currently participating.

All payroll deductions received or held by us under the 1987 Purchase Plan may be used by us for any corporate purpose, and we are not obligated to segregate such payroll deductions. Until the shares are issued, participants only have the rights of an unsecured creditor.

Purchase of Stock; Grant of Options

On the first day of each offering period, each eligible employee participating in the 1987 Purchase Plan shall be granted an option to purchase up to a maximum of 10,000 shares of our common stock during each purchase period. The exact number of shares is determined by dividing such employee’s accumulated payroll deductions at the end of the purchase period by the option purchase price determined as described above, subject to the limitations set forth in the 1987 Purchase Plan. For future offering periods, the board of directors may increase or decrease, in its absolute discretion, the maximum number of shares of our common stock that may be purchased during each purchase period of the offering period.

Exercise of Options

Unless the participant’s participation is discontinued, each participant’s option for the purchase of the maximum number of full shares will be exercised automatically at the end of the purchase period at the applicable price.

Withdrawal

A participant may withdraw all, but no less than all, the payroll deductions credited to his or her account under the 1987 Purchase Plan at any time prior to the last day of the offering period by giving written notice to us. All of the participant’s payroll deductions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal, his or her option for the current period will automatically terminate, and no further payroll deductions for the purchase of shares will be made during the offering period.

A participant’s withdrawal from an offering does not have any effect upon such participant’s eligibility to participate in subsequent offerings under the 1987 Purchase Plan or in any similar plan that we may adopt.

Termination or Interruption of Employment

Upon termination or interruption of a participant’s employment for any reason, including retirement or death, prior to the last day of the offering period, the payroll deductions credited to the participant’s account will be returned to such participant, or, in the case of the participant’s death, to the person or persons entitled thereto as specified in the participant’s subscription agreement, and his or her option will be automatically terminated.

Adjustments upon Changes in Capitalization or Merger

In the event any change, such as a stock split or payment of a stock dividend, is made in our capitalization that results in an increase or decrease in the number of outstanding shares of common stock without our receipt of additional consideration, an appropriate adjustment will be made in the shares subject to purchase and in the purchase price per share, subject to any required action by our stockholders. In the event of our proposed dissolution or liquidation, the offering periods then in progress will be shortened and a new exercise date will be set. The board of directors shall notify the participant at least ten days prior to the new exercise date that the exercise date has been changed and that the participant’s option will be exercised automatically, unless the participant has withdrawn from the offering period prior to the new exercise date. In the event of our merger with or into another corporation, or the sale of substantially all of our assets, the participant’s outstanding option will be assumed or substituted for by the successor corporation, or a parent or subsidiary of such successor corporation. If the successor corporation refuses to assume or provide a substitute for the participant’s outstanding options, we will take the same actions under the plan as previously described with respect to a proposed dissolution or liquidation.

Nonassignability

Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the 1987 Purchase Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant, other than by will, the laws of descent and distribution, or as provided in the 1987 Purchase Plan. Any such attempt at assignment, transfer, pledge, or other disposition shall be without effect, except that we may treat such act as an election to withdraw from the 1987 Purchase Plan.

Amendment and Termination of the Plan

The board of directors may at any time or from time to time amend or terminate the 1987 Purchase Plan, except that such termination shall not affect options previously granted nor, generally, may any amendment make any change in an option previously granted that adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code, we shall obtain stockholder approval in such a manner and to such a degree as required.

Without stockholder approval and without regard to whether any participant rights may be adversely affected, the board of directors may (1) change the offering periods, (2) limit the frequency and/or number of changes in the amount withheld during an offering period, (3) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (4) permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in our processing of properly completed withholding elections, (5) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of our common stock for each participant properly correspond with amounts withheld from the participant’s compensation, and (6) establish such other limitations or procedures that the board of directors determines, in its sole discretion, are advisable and that are consistent with the 1987 Purchase Plan.

The 1987 Purchase Plan shall continue in effect until terminated as described above.

Tax Information

The 1987 Purchase Plan and the right of participants to make purchases under the 1987 Purchase Plan is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or the purchase of shares. A participant may become liable for tax upon disposition of the shares acquired, as follows.

If the shares are sold or disposed of, including by way of gift, at least two years after the offering date (the first day of the offering period during which shares were purchased) and more than one year after the date on which shares were transferred to the employee, then the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares subject to the option, referred to as the “option price,” or (b) 15% of the fair market value of the shares on the offering date, will be treated as ordinary income to the participant. The employee’s basis of the option stock will be increased by the amount of the compensation income recognized. Any further gain or loss upon such disposition will be treated as long-term capital gain or loss. If the shares are sold and the sales price is less than the option price, there is no ordinary income and the participant has a capital loss for the difference.

If the shares are sold or disposed of, including by way of gift or by exchange in connection with the exercise of an incentive stock option, before the expiration of the holding periods described above, then the excess of the fair market value of the shares on the date of option exercise over the option price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The basis of the option stock will be increased by the amount of the compensation income recognized. Any further gain or loss recognized in connection with any such sale or exchange will be treated as capital gain or loss and will be treated as short-term capital gain or loss if the shares have been held less than one year.

If shares are sold or disposed of before the expiration of the statutory holding periods, we are generally entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant in connection with such sale or disposition.

The foregoing summary of the effect of federal income taxation upon the participant and us with respect to the shares purchased under the 1987 Purchase Plan does not purport to be complete. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax implications of a participant’s death or the provisions of the income tax laws of any municipality, state, or foreign country in which the participant may reside.

Participation in the 1987 Purchase Plan

Eligible employees participate in the 1987 Purchase Plan voluntarily and each such employee determines his or her level of payroll deductions within the guidelines fixed by the 1987 Purchase Plan. Accordingly, future purchases under the 1987 Purchase Plan are not determinable at this time.

PROPOSAL FIVE—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the annual meeting, the stockholders are being requested to ratify the audit committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 30, 2005. We expect that a representative of PricewaterhouseCoopers LLP will be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer any appropriate questions.

Vote Required and Board of Directors’ Recommendation

Although it is not required to do so, the board of directors is submitting the audit committee’s selection of our independent registered public accounting firm for ratification by the stockholders at the annual meeting in order to ascertain the view of the stockholders regarding such selection. The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting at the annual meeting will be required to approve this proposal. Whether the proposal is approved or defeated, the audit committee may reconsider its selection. The board of directors has unanimously approved this proposal and recommends that stockholders vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP.

PROPOSAL SIX—STOCKHOLDER PROPOSAL TO ESTABLISH A POLICY OF EXPENSING FUTURE STOCK OPTION GRANTS

The United Brotherhood of Carpenters and Joiners of America (“Fund”), the holder of 6,100 shares of the Company’s common stock, whose address is 101 Constitution Avenue, N.W., Washington, D.C. 20001, has submitted a stockholder proposal and requested that it be included, along with the Fund’s supporting statement, in this proxy statement. The board accepts no responsibility for the proposed resolution and supporting statement. As required by federal regulations, the resolution and supporting statement are printed below.

Our board of directors recommends a vote “AGAINST” Proposal No. 6.

The Fund’s Proposal

RESOLVED: That the stockholders of Altera Corporation (“Company”) hereby request that the Company’s board of directors establish a policy of expensing in the Company’s annual income statement the costs of all future stock options issued by the Company.

SUPPORTING STATEMENT: Current accounting rules give companies the choice of reporting stock option expenses annually in the company income statement or as a footnote in the annual report. (See: Financial Accounting Standards Board Statement 123.) Many companies, including ours, report the cost of stock options as a footnote in the annual report, rather than include the option costs in determining operating income. We believe that expensing stock options would more accurately reflect a company’s operational earnings.

Stock options are an important component of Altera’s executive compensation program. We believe that the lack of option expensing can promote excessive use of options in a company’s compensation plans, obscure and understate the cost of executive compensation and promote the pursuit of corporate strategies designed to promote short-term stock price rather than long-term corporate value.

“The failure to expense stock option grants has introduced a significant distortion in reported earnings,” stated Federal Reserve Board Chairman Greenspan. “Reporting stock options as expenses is a sensible and positive step toward a clearer and more precise accounting of a company’s worth.” Globe and Mail, “Expensing Options is a Bandwagon Worth Joining,” Aug. 16, 2002.

Warren Buffett wrote in a New York Times Op-Ed piece on July 24, 2003:

“There is a crisis of confidence today about corporate earnings reports and the credibility of chief executives. And it’s justified.

For many years, I’ve had little confidence in the earnings numbers reported by most corporations. I’m not talking about Enron and WorldCom—examples of outright crookedness. Rather, I am referring to the legal, but improper, accounting methods used by chief executives to inflate reported earnings.

Options are a huge cost for many corporations and a huge benefit to executives. No wonder, then, that they have fought ferociously to avoid making a charge against their earnings. Without blushing, almost all CEOs have told their stockholders that options are cost-free…

When a company gives something of value to its employees in return for their services, it is clearly a compensation expense. And if expenses don’t belong in the earnings statement, where in the world do they belong?”

Bear Stearns recently reported that more than 483 companies are expensing stock options or have indicated their intention to do so. 113 of these companies are S&P 500 companies, representing 41% of the index based on market capitalization. (Bear Stearns Equity Research, February 12, 2004, “Companies that currently expense or intend to expense using the fair value method.”)

This Fund and other Building Trades’ union pension funds have sponsored numerous expensing proposals over the past two proxy seasons. Majority votes in support of the proposals were recorded at over fifty companies, including Georgia-Pacific, Thermo Electron, Apple Computer, Intel, IBM, Novell, PeopleSoft and Kohl’s. We urge your support for this important reform.

Altera’s Statement in Opposition

The board of directors has carefully considered the proposal submitted by the Fund and, for the reasons set forth below, does not believe that it is in the best interests of our stockholders to record stock option expense in Altera’s income statement at this time.

Adopting this proposal now is premature.

The Financial Accounting Standards Board (“FASB”) has set the first interim or annual reporting period beginning after June 15, 2005 as the effective date for companies to expense the value of stock options in their income statements. In issuing their final standard regarding stock option expensing in December 2004, the FASB recognized that companies would require several months to implement the standard in light of the complexities associated with valuing stock options. There are currently efforts underway to convince FASB to further delay the implementation of the standard to allow additional time for companies to understand the various valuation models. Additionally, many companies, including Altera, are supporting legislation currently pending in Congress that would limit expensing of stock options to the five most highly compensated executives of a company. With both of these initiatives still underway, it would be premature for Altera to begin expensing stock options now.

Altera already provides comprehensive disclosure regarding its stock option grants, and stockholders have control over the rate of dilution.

Under current accounting rules, a company may choose whether or not to include stock option grants on its income statement as an expense. Inclusion of the “expense” associated with option grants in the income statement is referred to as the “fair value” method. If a company chooses not to expense options in its income statement, it must disclose in the notes to its financial statements the impact that expensing such options would have on reported earnings (the “intrinsic value” method). Altera, like the vast majority of public companies, uses the intrinsic value method of reporting. To help investors fully understand the nature and impact of our stock option program, we provide additional voluntary disclosures in the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of our quarterly financial reports. You can find this information in Item 5—“Other Information”—of the Company’s most recent report on Form 10-Q. We believe that our current accounting and disclosures fairly present the economic effect of stock options on the company and our stockholders.

In addition, it has long been Altera’s practice to secure stockholder approval of our stock option plans and any increases in shares reserved for issuance. Stockholders have the ability to vote against such increases and, therefore, control the dilution of Altera stock. This is yet another reason why expensing stock options is unnecessary.

Adopting this proposal would place Altera and its investors at a disadvantage.

Although a number of companies have recently decided to expense stock options, the overwhelming majority has not done so. If we were to expense the “fair value” of stock options in our income statement at a time when our competitors provide this information only in the notes to their financial statements, it would be more difficult for stockholders to compare our financial performance to that of our primary competitors or other companies in our peer group. At a time when the public seems to be demanding consistency in financial reporting and more ease in comparing companies’ financial statements, we believe that adopting the Fund’s proposal could have the opposite effect.

In addition, we believe that our ability to attract and retain employees could be adversely affected if we are required to expense options. Option grants are an important component of our compensation package and are granted to employees at all levels of the organization—not just senior executives. We believe that our use of stock options has been consistent with the practices of all other similarly situated companies, including those with which we compete to attract and retain the talent that is crucial to our success. The competitiveness of our compensation program, and thus our ability to attract and retain employees, could be adversely affected if we were required to reduce stock option awards below market levels in order to reduce compensation expense resulting from the expensing of stock option awards.

Inclusion of a measure of a non-cash “expense” in our income statement will distort true results.

We believe that investors are generally ill-served by inclusion of items in the income statement that do not relate to historical or anticipated future cash flows. The cash flows associated with options granted to employees are either zero or positive because when an option is exercised, the company receives cash in the amount of the exercise price and in the case of “non-qualified options,” the type issued by Altera, a reduction in tax payments. Under the fair value method of accounting, it is entirely possible for a company to increase revenue, satisfy all of its financial obligations, and even pay continuing dividends without ever reporting a profit.

We believe that the real economic cost of employee stock options to stockholders is dilution of their ownership interest in the company – and that this should not be accounted for as if it were a reduction in the company’s earnings. The treasury stock method of accounting, currently mandated for all public companies in the United States, does account for dilution of in-the-money options, and the supplementary information that we provide in our financial statements gives investors adequate data to estimate the potential future dilution associated with all outstanding option grants.

There are serious shortcomings in the valuation methodologies used to value stock options under the fair value method proposed, which would lead to distortions in our income statement.

We believe there are serious shortcomings in the methodologies that companies can use to value employee stock options. One of the most widely used methods, the Black-Scholes model, was developed to value short- term, publicly traded options and warrants. It was never intended to be used to value employee stock options, which are not freely tradable and have unique attributes that are not contemplated by the Black-Scholes model. For example, stock options have longer terms (generally ten years), vesting and forfeiture provisions, and are non-transferable. The valuation determined through the use of the Black-Scholes model is also highly dependent on subjective estimates such as stock price volatility. These shortcomings also extend to the binomial option pricing alternative currently contemplated in FAS 123R. The wide discretion permitted in establishing key binomial model assumptions renders the outcome highly unreliable. Furthermore, despite being a more flexible open-form model, when binomial models are used with the same set of assumptions as used in a Black Scholes model, they produce similar results.

In order to illustrate the inappropriateness of using the Black-Scholes model to value stock options, consider this: Had we expensed options in fiscal 2004 using the Black-Scholes model, we would have recorded an additional compensation expense of over $88 million, $71 million of which relates to stock options that were “under water” (i.e., had an exercise price that was higher than the fair market value of our common stock on the last day of our fiscal year, December 31, 2004).

The distortions created by use of the fair value method may thwart meaningful comparisons of financial results between companies or analysis of a company’s performance over time. This is because the methods to measure the “expense” associated with option grants that are currently required or under discussion consider a company’s share price, expected share price volatility, expected employee termination rates, expected holding periods for the option, market interest rates, and other factual data and projections. Thus, under the fair value method two companies with identical revenues, cash expenses, and even option grants could report significantly different financial results merely as a result of different share prices or projections about future events not generally considered relevant measures of a company’s financial performance. Moreover, the same company issuing equal amounts of options each year will likely record different amounts of option expense each year simply as a result of share price and market interest rate movements.

In short, at this time we do not believe that it is in the best interests of stockholders to change our accounting treatment of stock options, although we will continue to evaluate this approach in light of ongoing developments and industry actions.

For the reasons described above, we recommend that stockholders vote AGAINST this proposal.

PROPOSAL SEVEN—STOCKHOLDER PROPOSAL TO REQUIRE THAT DIRECTORS BE ELECTED BY MAJORITY VOTE

The Sheet Metal Workers’ National Pension Fund (“Sheet Metal Workers”), whose address is 601 North Fairfax Street, Suite 500, Alexandria, Virginia 22314, is the holder of 11,450 shares of the Company’s common stock and has submitted a stockholder proposal and requested that it be included, along with the Sheet Metal Workers’ supporting statement, in this proxy statement. The board accepts no responsibility for the proposed resolution and supporting statement. As required by federal regulations, the resolution and supporting statement are printed below.

Our board recommends a vote “AGAINST” Proposal No. 7.

Sheet Metal Workers’ Proposal:

Resolved: That the shareholders of Altera Corporation (“Company”) hereby request that the board of directors initiate the appropriate process to amend the Company’s governance documents (certificate of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders.

Supporting Statement: Our Company is incorporated in Delaware. Among other issues, Delaware corporate law addresses the issue of the level of voting support necessary for a specific action, such as the election of corporate directors. Delaware law provides that a company’s certificate of incorporation or bylaws may specify the number of votes that shall be necessary for the transaction of any business, including the election of directors. (DGCL, Title 8, Chapter 1, Subchapter VII, Section 216.) Further, the law provides that if the level of voting support necessary for a specific action is not specified in the certificate of incorporation or bylaws of the corporation, directors “shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.”

Our Company presently uses the plurality vote standard for the election of directors. We feel that it is appropriate and timely for the board to initiate a change in the Company’s director election vote standard. Specifically, this shareholder proposal urges that the board of directors initiate a change to the director election vote standard to provide that in director elections a majority vote standard will be used in lieu of the Company’s current plurality vote standard. Specifically, the new standard should provided that nominees for the board of directors must receive a majority of the vote cast in order to be elected or re-elected to the board.

Under the Company’s current plurality vote standard, a director nominee in a director election can be elected or re-elected with as little as a single affirmative vote, even while a substantial majority of the votes cast are “withheld” from that director nominee. So even if 99.99% of the shares “withhold” authority to vote for a candidate or all of the candidates, a 0.01% “for” vote results in the candidate’s election or re-election to the board. The proposed majority vote standard would require that a director receive a majority of the vote cast in order to be elected to the board.

It is our contention that the proposed majority vote standard for corporate board elections is a fair standard that will strengthen the Company’s governance and the board. Our proposal is not intended to limit the judgment of the board in crafting the requested governance change. For instance, the board should address the status of incumbent directors who fail to receive a majority vote when standing for re-election under a majority vote standard or whether a plurality director election standard is appropriate in a contested election.

We urge your support of this important director election reform.

Altera’s Statement of Opposition

The board of directors has carefully considered the proposal submitted by the Sheet Metal Workers and, for the reasons set forth below, does not believe that it is in the best interests of the Company and our stockholders to adopt a majority vote standard for the election of directors.

Although the Sheet Metal Workers’ supporting statement asserts that a majority vote standard “will strengthen the Company’s governance and the board,” we believe the opposite to be true. Although the proposal suggests that Altera’s board is elected by minimal affirmative votes, the facts do not support this conclusion. In fact, for the past four years, each director that Altera has nominated has received at least 74% of the vote represented at the meeting and in most cases, the nominees have received over 90% of the votes cast.

In addition, while a majority vote standard is simple conceptually, the board believes that in practice majority voting could be disruptive and potentially less democratic than the current system of plurality voting. For example, under a majority vote standard, it would be possible for an entire slate of candidates to fail to receive the requisite (50%) vote. Under Delaware law and Altera’s by-laws, the occurrence of this event would permit the prior directors to remain in office until their successors were elected. As a result, an individual who no longer wished to remain on the board, or an individual the board was requesting to replace, would be permitted to remain in office. If the individual chose to resign, Delaware law and Altera by-laws would permit the remaining board members to fill the vacancy. The board opposes this proposal because it believes that both of these alternatives are less democratic than the election of directors by plurality vote.

Additionally, the proposal may have the unintended consequence of unnecessarily increasing the cost of soliciting stockholder votes. The Company may need to implement a proactive telephone solicitation, a second mailing, or other vote-getting strategies to obtain a majority vote. The end result may be increased spending by the Company in routine elections. Your board of directors believes this would be a poor use of shareholder assets.

Seven out of eight directors on Altera’s board of directors are independent as defined by NASD rules and the board believes that the current vote threshold supports the election of independent directors. Altera is committed to excellent governance practices and has implemented a variety of measures to strengthen those processes in recent years. The board does not believe, however, that instituting a vote requirement that decreases democracy and increases uncertainty is in furtherance of those efforts.

For the reasons described above, we recommend that stockholders vote AGAINST this proposal.

VOTING VIA THE INTERNET OR BY TELEPHONE

For Shares Directly Registered in the Name of the Stockholder

Stockholders with shares registered directly with EquiServe may vote those shares telephonically by calling EquiServe at (877) 779-8683 (within the U.S. and Canada only, toll-free), or via the Internet at EquiServe’s voting website (www.eproxyvote.com/altr).

For Shares Registered in the Name of a Broker or a Bank

A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provided by EquiServe for shares registered directly in the name of the stockholder. If your shares are held in an account with a broker or a bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ voting website (www.proxyvote.com).

DELIVERY OF VOTING MATERIALS

To reduce the expenses of delivering duplicate voting materials to our stockholders, we are taking advantage of householding rules that permit us to deliver only one set of voting materials, meaning the proxy statement and our 2004 annual report, to stockholders who share the same address unless otherwise requested. Each stockholder will receive a separate proxy card or voting instruction form and will therefore retain a separate right to vote on all matters presented at the meeting.

If you share an address with another stockholder and have received only one set of voting materials, you may write or call us to request a separate copy of these materials at no cost to you. For future annual meetings, you may request separate voting materials or request that we only send one set of voting materials to you if you are receiving multiple copies by calling us at: (408) 544-7000 or by writing to us at: Altera Corporation, 101 Innovation Drive, San Jose, California 95134, Attn: Investor Relations.

ANNUAL REPORT

Our 2004 annual report, which includes our Annual Report on Form 10-K for the year ended December 31, 2004, has been mailed to stockholders along with this proxy statement. If you have not received or had access to our annual report, please call Investor Relations at (408) 544-7000, and a copy will be sent to you.

STOCKHOLDER PROPOSALS

In accordance with Rule 14a-8 under the Exchange Act, any stockholder who intends to submit a proposal at our 2006 annual meeting of stockholders and who wishes to have the proposal considered for inclusion in the proxy statement and form of proxy for that meeting must, in addition to complying with the applicable laws and regulations governing submission of such proposals, deliver the proposal to us for consideration no earlier than October 9, 2005 and no later than December 8, 2005. Such proposal should be sent to our Secretary at 101 Innovation Drive, San Jose, California 95134. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business the stockholder desires to bring before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company that are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

If a stockholder wishes to present a proposal before the 2006 annual meeting of stockholders, but does not wish to have the proposal considered for inclusion in the proxy statement and proxy card, the stockholder must give written notice to us at the address noted above. The notice must be submitted by February 21, 2006 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder submits a proposal after February 21, 2006, our proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at our 2006 annual meeting.

It is important that proxies be returned promptly. Therefore, stockholders, whether or not they expect to attend the meeting in person, are requested to complete, date, and sign the enclosed form of proxy and return it promptly in the envelope provided for that purpose. By returning your proxy promptly you can help us avoid the expense of follow-up mailings to ensure a quorum so that the meeting can be held. Stockholders who attend the meeting may revoke a prior proxy and vote their proxy in person as set forth in this proxy statement.

For the Board of Directors

ALTERA CORPORATION

Katherine E. Schuelke

Secretary

Dated: April 7, 2005

APPENDIX A

ALTERA CORPORATION

2005 EQUITY INCENTIVE PLAN

1.    PURPOSE.    The purpose of the Altera Corporation 2005 Equity Incentive Plan (the “Plan”) is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company and its Subsidiaries by offering them an opportunity to participate in the Company’s future performance through awards of Options, Restricted Stock, Stock Bonuses, Stock Appreciation Rights (“SARs”) and Restricted Stock Units (“RSUs”). Capitalized terms not defined in the text are defined in Section 26.

2.    SHARES SUBJECT TO THE PLAN.

2.1    Number of Shares Available.    Subject to Sections 2.2 and 21, 3,000,000 Shares are available for grant and issuance under the Plan plus any Shares remaining available for grant under the Company’s (i) 1998 Director Stock Option Plan and its (ii) 1996 Stock Option Plan (collectively, the “Prior Plans”) on the Effective Date (as defined below). Shares subject to Awards that are cancelled, forfeited, settled in cash or that expire by their terms, including Shares subject to Awards granted under the Prior Plans that are outstanding on the Effective Date, will be returned to the pool of Shares available for grant and issuance under the Plan. Any Award other than an Option or a SAR shall reduce the number of Shares available for issuance by 2.25 Shares. Awards issued as an Option or a SAR shall reduce the number of Shares available for issuance by the number of Shares underlying the Award, regardless of the number of Shares actually issued upon exercise of the Award. No more than 3,000,000 Shares shall be issued as ISOs. The Company may issue Shares that are authorized but unissued shares pursuant to the Awards granted under the Plan. The Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Awards granted under the Plan.

2.2    Adjustment of Shares.    If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.1; (e) the maximum number of shares that may be issued to an individual or to a new employee in any one fiscal year set forth in Section 3; and (f) the number of Shares that are granted as Options to Non-Employee Directors as set forth in Section 10, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee; and provided further that the Exercise Price of any Option or SAR may not be decreased to below the par value of the Shares.

3.    ELIGIBILITY.    ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or Subsidiary. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or Subsidiary. The Committee (or its designee under 4.1(c)) will from time to time determine in its sole discretion and designate the eligible persons who will be granted Awards under the Plan. The Plan is discretionary in nature, and the grant of Awards by the Committee is voluntary and occasional (except as provided for in Section 10). A person may be granted more than one Award under the Plan. However, no person will be eligible to receive more than 2,000,000 Shares issuable as Awards granted in any fiscal year, other than new employees of the Company or Subsidiary (including new employees who are also officers and directors of the Company or Subsidiary), who are eligible to receive up to a maximum of an additional 2,000,000 Shares issuable as Awards granted in the calendar year in which they commence their employment.

4.    ADMINISTRATION.

4.1    Committee Authority.    The Plan shall be administered by the Committee. Except for automatic grants to Non-Employee Directors pursuant to Section 10 hereof, and subject to the general purposes, terms and conditions of the Plan, the Committee will have full power to implement and carry out the Plan. Without limiting the previous sentence, the Committee will have the authority to:

(a)	construe and interpret the Plan, any Award Agreement and any other agreement or document executed pursuant to the Plan;

(b)	prescribe, amend and rescind rules and regulations relating to the Plan or any Award, including determining the forms and agreements used in connection with the Plan; provided that the Committee may delegate to the Company’s legal department the authority to approve revisions to the forms and agreements used in connection with the Plan that are designed to facilitate Plan administration, and that are not inconsistent with the Plan or with any resolutions of the Committee relating to the Plan;

(c)	select persons to receive Awards; provided that the Committee may delegate to one or more Executive Officers (who would also be considered “officers” under Delaware law) the authority to grant an Award under the Plan to Participants who are not Insiders;

(d)	determine the terms of Awards;

(e)	determine the number of Shares or other consideration subject to Awards;

(f)	determine whether Awards will be granted singly, in combination, or in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or any other incentive or compensation plan of the Company or any Subsidiary;

(g)	grant waivers of Plan or Award conditions;

(h)	determine the vesting, exercisability, transferability, and payment of Awards;

(i)	correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

(j)	determine whether an Award has been earned;

(k)	amend the Plan;

(l)	to take any action consistent with the terms of the Plan, either before or after an Award has been granted, which it deems necessary or advisable to comply with any governmental laws or regulatory requirement of a foreign country, including, but not limited to, modifying or amending the terms and conditions governing any Awards or establishing any local country plans as sub-plans to this Plan; or

(m)	make all other determinations necessary or advisable for the administration of the Plan.

4.2    Committee Interpretation and Discretion.    Except for automatic grants to Non-Employee Directors pursuant to Section 10 hereof, any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more Executive Officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

5.    OPTIONS.

5.1    Grant of Options.    The Committee may grant Options to Participants and will determine (a) whether the Options will be ISOs or NSOs; (b) the number of Shares subject to the Option, (c) the Exercise Price of the Option, (d) the period during which the Option may be exercised, (e) the vesting and exercisability of the Option and (f) all other terms and conditions of the Option, subject to the provisions of this Section 5 and the Plan. Options granted to Non-Employee Directors pursuant to Section 10 hereof shall be governed by that Section. Each Option granted under the Plan will be evidenced by an Award Agreement, which shall expressly identify the Option as an ISO or NSO. The date of grant of an Option will be the date on which the Committee makes the determination to grant the Option, unless the Committee otherwise specifies a later date.

5.2    Exercise Period; Expiration Date and Exercise.    An Option will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such Option and subject to Company policies established by the Committee (or by individuals to whom the Committee has delegated responsibility) from time to time. The Committee may provide for Options to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of Shares subject to the Option as the Committee determines. The Award Agreement shall set forth the Expiration Date; provided that no Option will be exercisable after the expiration of ten years from the date the Option is granted; and provided further that no ISO granted to a Ten Percent Stockholder will be exercisable after the expiration of five years from the date the Option is granted.

5.3    Exercise Price.    The Exercise Price of an Option will be determined by the Committee when the Option is granted and may not be less than the Fair Market Value on the date of grant; provided that the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant.

5.4    Vesting and Termination.

(a)    Vesting.    Except as set forth in the Participant’s Award Agreement, any Option granted to a Participant will cease to vest on the Participant’s Termination Date. If the Participant does not exercise his or her Option within the time specified by the Committee or as set forth in the Award Agreement, the Option shall terminate.

(b)    Post-Termination Exercise Period.    Subject to Section 22.4, following a Participant’s Termination, the Participant’s Option may be exercised to the extent vested and exercisable as set forth below:

(i)    no later than 60 days after the Termination Date if a Participant is Terminated for any reason except death or Disability, unless a different period of time period is specifically set forth in the Participant’s Award Agreement; provided that no Option may be exercised after the Expiration Date of the Option; or

(ii)    no later than twelve months after the Termination Date in the case of Termination due to Disability or death or if a Participant dies within 30 days of the Termination Date, unless a different time period is specifically set forth in the Participant’s Award Agreement; provided that no Option may be exercised after the Expiration Date of the Option.

5.5    Limitations on ISOs.    The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under the Plan or under any other incentive stock option plan of the Company or any Subsidiary) shall not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in that calendar year will be ISOs, and the Options for the Shares with a Fair Market Value in excess of $100,000 that become exercisable in that calendar year will be NSOs. If the Code is amended to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be automatically incorporated into the Plan and will apply to any Options granted after the effective date of the Code’s amendment.

5.6    Notice of Disqualifying Dispositions of Shares Acquired on Exercise of an ISO.    If a Participant sells or otherwise disposes of any Shares acquired pursuant to the exercise of an ISO on or before the later of (a) the date two years after the Date of Grant, and (b) the date one year after the exercise of the ISO (in either case, a “Disqualifying Disposition”), the Company may require the Participant to immediately notify the Company in writing of such Disqualifying Disposition.

5.7    No Disqualification.    Notwithstanding any other provision in the Plan, no term of the Plan relating to ISOs will be interpreted, amended or altered, and no discretion or authority granted under the Plan will be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Code and the regulations thereunder.

6.    RESTRICTED STOCK AWARDS.

6.1    Awards of Restricted Stock.    A Restricted Stock Award is an offer by the Company to sell to a Participant Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award. A Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price within 30 days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept the Restricted Stock Award within 30 days, then the offer of the Restricted Stock Award will terminate, unless the Committee determines otherwise. Restricted Stock Awards will vest over a minimum of three years as measured from the date of grant.

6.2    Purchase Price.    The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value (but not less than the par value of the Shares) on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan and the Award Agreement, and in accordance with any procedures established by the Company.

6.3    Termination.    Except as set forth in the Participant’s Award Agreement, any Restricted Stock Award will cease to vest on the Participant’s Termination Date.

7.    STOCK BONUS AWARDS.

7.1    Awards of Stock Bonuses.    A Stock Bonus Award is an award to a Participant of Shares (which may consist of Restricted Stock or Restricted Stock Units) for services to be rendered or for past services already rendered to the Company or any Subsidiary. No payment will be required for Shares awarded pursuant to a Stock Bonus Award.

7.2    Form of Payment to Participant.    The Stock Bonus Award shall be paid currently. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, and in either a lump sum payment or in installments, all as the Committee determines.

7.3    Termination of Participant.    Except as set forth in the Participant’s Award Agreement, any Bonus Stock Award will cease to vest on the Participant’s Termination Date.

8.    STOCK APPRECIATION RIGHTS.

8.1    Awards of SARs.    A Stock Appreciation Right (“SAR”) is an award to a Participant that may be settled in cash, or Shares (which may consist of Restricted Stock or RSUs), having a value equal to the value determined by multiplying the difference between the Fair Market Value on the date of exercise over the Exercise Price and the number of Shares with respect to which the SAR is being settled. The SAR may be granted for services to be rendered or for past services already rendered to the Company, or any Subsidiary.

8.2    Exercise Period and Expiration Date.    A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The Award Agreement shall set forth the Expiration Date; provided that no SAR will be exercisable after the expiration of ten years from the date the SAR is granted.

8.3    Exercise Price.    The Committee will determine the Exercise Price of the SAR when the SAR is granted, and which may not be less than the Fair Market Value on the date of grant and may be settled only in Shares.

8.4    Termination.

(a)    Vesting.    Any SAR granted to a Participant will cease to vest on the Participant’s Termination Date. In the event a Participant is Terminated as a result of such Participant’s Retirement, such Participant’s SARs shall, in the sole discretion of the Committee, accelerate vesting or continue to vest, continue to become exercisable, and may be exercised during such period of time as is determined by the Committee and as provided in the Award Agreement (but in no event may the SAR be exercised after the expiration date of the term of such SAR as set forth in the Award Agreement); if the Participant does not exercise his or her SAR within the time specified by the Committee or as set forth in the Award Agreement, the SAR shall terminate.

(b)    Post-Termination Exercise Period.    Subject to Section 22.4, following a Participant’s Termination, the Participant’s SAR may be exercised to the extent vested and exercisable as set forth below:

(i)    no later than 60 days after the Termination Date if a Participant is Terminated for any reason except death or Disability, unless a different period of time period is specifically set forth in the Participant’s Award Agreement; provided that no SAR may be exercised after the Expiration Date of the SAR; or

(ii)    no later than twelve months after the Termination Date in the case of Termination due to Disability or death or if a Participant dies within 30 days of the Termination Date, unless a different time period is specifically set forth in the Participant’s Award Agreement; provided that no SAR may be exercised after the Expiration Date of the SAR.

9.    RESTRICTED STOCK UNITS.

9.1    Awards of Restricted Stock Units.    An RSU is an award to a Participant covering a number of Shares that may be settled in cash, or by issuance of those Shares for services to be rendered or for past services already rendered to the Company or any Subsidiary. RSUs will vest over a minimum of three years as measured from the date of grant.

9.2    Form and Timing of Settlement.    To the extent permissible under applicable law, the Committee may permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned, provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code (or any successor) and any regulations or rulings promulgated thereunder. Payment may be made in the form of cash or whole Shares or a combination thereof in a lump sum payment, all as the Committee determines.

10.   AUTOMATIC GRANTS TO NON-EMPLOYEE DIRECTORS.

10.1    Eligibility.    Non-Employee Directors are eligible for Options granted pursuant to this Section 10 and such Options shall be NSOs. Notwithstanding the foregoing sentence, Non-Employee Directors are also eligible to receive Awards pursuant to Sections 5, 6, 7, 8 and 9 hereof.

10.2    Initial Grant.    Each Non-Employee Director who first becomes a member of the Board on or after the Effective Date will automatically be granted an option for 40,000 Shares on the date such Non-Employee Director first becomes a member of the Board (whether through election by the stockholders of the Company or by appointment by the Board to fill a vacancy) (the “Initial Grant”). Each Non-Employee Director who became a member of the Board prior to the Effective Date and who did not receive a prior option grant in connection with his or her appointment from the Company, will receive an Initial Grant on the Effective Date.

10.3    Succeeding Grant.    Each Non-Employee Director shall automatically be granted an Option to purchase 10,000 Shares on the day of the annual stockholder meeting at which such Non-Employee Director is reelected to an additional term (a “Succeeding Grant”). The first Succeeding Grant following the Initial Grant shall be pro-rated (based on the number of months between such Non-Employee Director’s election to the Board and the next annual meeting of stockholders) in the event a Non-Employee Director has not served an entire year on the Board prior to the annual stockholder meeting following such Non-Employee Director’s election to the Board.

10.4    Vesting and Exercisability.

(a)    Initial Grants shall become exercisable as they vest as to 25% of the Shares subject to the Option upon the first anniversary of the date such Option is granted and an additional 2.0833% of the Shares subject to the Option each month thereafter such that the Initial Grant will become fully vested on the fourth anniversary of the date of grant, so long as the Non-Employee Director continuously remains a director or a consultant of the Company.

(b)    Succeeding Grants shall become exercisable as they vest as to 8.3333% of the Shares subject to the Option upon the first day of the month following the date such Option is granted and an additional 8.3333% of the Shares subject to the Option on the first day of the month thereafter such that the Succeeding Grant will fully vest on the first anniversary of the date of grant, so long as the Non-Employee Director continuously remains a director or a consultant of the Company.

(c)    In the event of a Corporate Transaction, the vesting of all Options granted to Non-Employee Directors pursuant to this Section 10 will accelerate and such Options will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Options are not exercised on or prior to the consummation of the Corporate Transaction, they shall terminate.

10.5    Exercise Price.    Each Option granted under this Section 10 shall be 100% of the Fair Market Value of the Shares on the date the Option is granted.

10.6    Post-Termination Exercise Period.    Except as provided in Section 10.4(c) or this Section 10.6, each Option granted under this Section 10 shall expire ten years after its date of grant. The date on which the Non-Employee Director ceases to be a member of the Board or a consultant of the Company shall be referred to as the “Non-Employee Director Termination Date” for purposes of this Section 10.6. An Option may be exercised after the Non-Employee Director Termination Date only as set forth below:

(a)    Termination Generally.    If the Non-Employee Director ceases to be a member of the Board or consultant of the Company for any reason except death, Disability or Non-Employee Director Retirement, then each Option, to the extent then vested and exercisable pursuant to Section 10.4 above, then held by such Non-Employee Director may be exercised by the Non-Employee Director within 60 days after the Non-Employee Director Termination Date, unless a different period of time is specifically set forth in the Non-Employee Director’s Award Agreement; provided that no Option may be exercised after its Expiration Date.

(b)    Death or Disability.    If the Non-Employee Director ceases to be a member of the Board or consultant of the Company because of his or her Disability or death, then each Option granted hereunder, to the extent then vested and exercisable, may be exercised no later than twelve months after the Termination Date in the case of Termination due to Disability or death or if a Participant dies within 30 days of the Termination Date, unless a longer time period is specifically set forth in the Participant’s Award Agreement; provided that no Option may be exercised after the Expiration Date of the Option.

11.   PAYMENT FOR SHARE PURCHASES.

11.1    Payment.    Payment for Shares purchased pursuant to the Plan may be made by any of the following methods (or any combination of such methods) that are described in the applicable Award Agreement and that are permitted by law:

(a)	in cash or cash equivalent (including by check);

(b)	in the case of exercise by the Participant, a Participant’s guardian or legal representative or the authorized legal representative of a Participant’s heirs or legatees after a Participant’s death, by cancellation of indebtedness of the Company to the Participant;

(c)	by surrender of shares of the Company’s Common Stock that either: (1) were obtained by the Participant or Authorized Transferee in the public market; or (2) if the shares were not obtained in the public market, they have been owned by the Participant or Authorized Transferee for more than six months and have been paid for within the meaning of SEC Rule 144;

(d)	in the case of exercise by the Participant, Participant’s guardian or legal representative or the authorized legal representative of a Participant’s heirs or legatees after a Participant’s death, by waiver of compensation due or accrued to the Participant for services rendered;

(e)	with respect only to purchases upon exercise of an Option, and provided that a public market for the Shares exists:

(1)	through a “same day sale” commitment from the Participant or Authorized Transferee and an NASD Dealer meeting the requirements of the Company’s “same day sale” procedures and in accordance with law; or

(2)	through a “margin” commitment from the Participant or Authorized Transferee and an NASD Dealer meeting the requirements of the Company’s “margin” procedures and in accordance with law.

11.2    Issuance of Shares.    Upon payment of the applicable Purchase Price or Exercise Price and compliance with other conditions and procedures established by the Company for the purchase of Shares, the Company shall issue the Shares registered in the name of the Participant or Authorized Transferee and shall deliver certificates representing the Shares (in physical or electronic form, as appropriate). The Shares may be subject to legends or other restrictions as described in Section 15 of the Plan.

12.   WITHHOLDING TAXES.

12.1    Withholding Generally.    Whenever Shares are to be issued in satisfaction of Awards granted under the Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy minimum federal, state, local and foreign income or social security tax withholding requirements prior to the delivery of any certificate(s) for the Shares. If a payment in satisfaction of an Award is to be made in cash, the payment will be net of an amount sufficient to minimum satisfy federal, state, local and foreign income or social security tax withholding requirements.

12.2    Stock Withholding.    When, under applicable tax laws, a Participant incurs income or social security tax liability in connection with the grant, exercise, vesting or payment of any Award that is subject to income or social security tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may, in its sole discretion, allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of whole Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.

13.   PRIVILEGES OF STOCK OWNERSHIP.    No Participant or Authorized Transferee will have any rights as a stockholder of the Company with respect to any Shares until the Shares are issued to the Participant or Authorized Transferee. After Shares are issued to the Participant or Authorized Transferee, the Participant or Authorized Transferee will be a stockholder and have all the rights of a stockholder with respect to the Shares including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if the Shares are Restricted Stock, any new, additional or different securities the Participant or Authorized Transferee may become entitled to receive with respect to the Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided further, that the Participant or Authorized Transferee will have no right to retain such dividends or distributions with respect to Shares that are repurchased at the Participant’s original Exercise Price or Purchase Price pursuant to Section 15.

14.   TRANSFERABILITY.    As may be permitted by the Committee (and to the extent permitted by applicable law and the terms of the Award Agreement), a Participant may transfer an Award to an Authorized Transferee. Absent such permission, no Award and no interest therein, shall be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, and no Award may be made subject to execution, attachment or similar process.

15.   RESTRICTIONS ON SHARES.    At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award documentation a right to repurchase all or a portion of a Participant’s Shares that are not “Vested” (as defined in the Award documentation), following the Participant’s Termination, at any time within ninety days after the later of (a) the Participant’s Termination Date or (b) the date the Participant purchases Shares under the Plan, for cash or cancellation of purchase money indebtedness with respect to Shares, at the Participant’s original Exercise Price or Purchase Price; provided that upon assignment of the right to repurchase, the assignee must pay the Company cash equal to the excess of the Fair Market Value of the Shares over the original Purchase Price.

16.   CERTIFICATES.    All certificates for Shares or other securities delivered under the Plan (whether in physical or electronic form, as appropriate) will be subject to stock transfer orders, legends and other restrictions that the Committee deems necessary or advisable, including without limitation restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system on which the Shares may be listed.

17.   ESCROW.    To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other transfer instruments approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company, to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

18.   SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.    An Award shall not be effective unless the Award is in compliance with all applicable state, federal and foreign securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system on which the Shares may then be listed, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other qualification of such shares under any state, federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state, federal or foreign securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

19.   NO OBLIGATION TO EMPLOY.    Nothing in the Plan or any Award granted under the Plan shall confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Subsidiary or limit in any way the right of the Company or any Subsidiary to terminate a Participant’s employment or other relationship at any time, with or without cause, as applicable laws allow.

20.   REPRICING PROHIBITED; EXCHANGE AND BUYOUT OF AWARDS.    The repricing of Options or SARs is prohibited without prior stockholder approval. The Committee may authorize the Company, with prior stockholder approval and the consent of the respective Participants, to issue new Option or SAR Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Option previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Committee and the Participant shall agree.

21.   CORPORATE TRANSACTIONS.

21.1    Assumption or Replacement of Awards by Successor.    In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation, if any, refuses to assume or replace the Awards, as provided above, pursuant to a Corporate Transaction or if there is no successor corporation due to a dissolution or liquidation of the Company, such Awards shall immediately vest as to 100% of the Shares subject thereto at such time and on such conditions as the Board shall determine and the Awards shall expire at the closing of the transaction or at the time of dissolution or liquidation.

21.2    Other Treatment of Awards.    Subject to any greater rights granted to Participants under Section 21.1, in the event of a Corporate Transaction, any outstanding Awards shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation or sale of assets.

21.3    Assumption of Awards by the Company.    The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company’s award, or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted

Exercise Price. Shares subject to Awards granted to substitute or assume outstanding awards granted by another company in connection with an acquisition shall not reduce the number of Shares available for issuance under Section 2.1 of the Plan.

22.   OTHER PROVISIONS.

22.1    Distribution of Award Agreements and Plan.    The Award Agreement, Plan and other documents may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.

22.2    Form of Award Agreement(s).    Each Award granted under the Plan will be evidenced by an Award Agreement, which will be in substantially a form (which need not be the same for each Participant) that the Committee or an officer of the Company (pursuant to Section 4.1(b)) has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.

22.3    Procedures for Exercising or Settling an Award.    A Participant or Authorized Transferee may exercise or settle Awards by following the procedures established by the Company’s stock administration department, as communicated and made available to Participants through the Company’s electronic mail system, intranet site or otherwise.

22.4    Black-out Periods and Post-Termination Exercisability.    In the event a Participant is prevented from exercising an Option or selling Shares, or the Company is unable to settle an Award due to any trading restrictions currently in effect with respect to the Company’s Shares at the time of such Participant’s Termination or during any post-termination exercise period, then any post-termination exercise period shall be paused until such trading restriction lapses.

22.5    Limitations on Exercise.    The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option or SAR; provided that the minimum number will not prevent a Participant from exercising an Option or SAR for the full number of Shares for which it is then exercisable. An Option or a SAR may only be exercised by the personal representative of a Participant or an Authorized Transferee or by the person or persons to whom a Participant’s rights under the Option or SAR shall pass by such person’s will or by the laws of descent and distribution of the state of such person’s domicile at the time of death, and then only as and to the extent that such person was entitled to exercise the Option or SAR on the date of death.

22.6    Terms of Awards.    The Committee will determine an Award’s terms, including, without limitation: (a) the number of Shares deemed subject to the Award; (b) the time or times during which the Award may be exercised and (c) such other terms and conditions as the Committee deems appropriate. Awards may be subject to performance goals based on Performance Factors during any Performance Period as may be set out in advance in the Participant’s Award Agreement. The Committee may adjust the performance goals applicable to Awards to take into account changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances.

22.7    Treatment of Awards Upon Retirement.    Upon a Participant’s Retirement, and as determined by the Committee (and as evidenced in the Award Agreement), Awards granted to such Participant may accelerate, continue to vest, provide for an extended period of time in which to exercise an Award upon Termination or contain such terms and conditions as the Committee deems appropriate.

23.   ADOPTION, STOCKHOLDER APPROVAL and TERM.    The Plan was adopted by the Board on March 8, 2005. The Plan shall become effective upon approval by stockholders of the Company, consistent with applicable laws. The Plan will terminate ten years following the earlier of (i) the date it was adopted by the Board or (ii) the date it became effective upon approval by stockholders of the Company, unless sooner terminated by the Board pursuant to Section 24.

24.   AMENDMENT OR TERMINATION OF PLAN and AWARDS.    The Board may at any time terminate, amend or suspend the Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to the Plan. Notwithstanding the foregoing, neither the Board nor the Committee shall, without the approval of the stockholders of the Company, amend the Plan in any manner that requires such stockholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans, or pursuant to the Exchange Act or any rule promulgated thereunder. The Committee may modify, extend or renew outstanding Awards and authorize the grant of Awards in substitution thereof; provided that any such action (including any amendment to the Plan) may not, without the written consent of a Participant, impair any of a Participant’s rights under any Award previously granted.

25.   NONEXCLUSIVITY OF THE PLAN; UNFUNDED PLAN.    Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. The Plan shall be unfunded. Neither the Company nor the Board shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan.

26.   DEFINITIONS.    As used in the Plan, the following terms shall have the following meanings:

(a)    “Authorized Transferee” means the permissible recipient, as authorized by this Plan and the Committee, of an NSO that is transferred during the Participant’s lifetime by the Participant by gift or domestic relations order. For purposes of this definition a “permissible recipient” is: (i) a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption; (ii) any person (other than a tenant or employee) sharing the Participant’s household; (iii) a trust in which the persons in (i) or (ii) have more than fifty percent of the beneficial interest; (iv) a foundation in which the persons in (i) or (ii) or the Participant control the management of assets; or (v) any other entity in which the person in (i) or (ii) or the Participant own more than fifty percent of the voting interest.

(b)    “Award” means any award under the Plan, including any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Stock Bonus.

(c)    “Award Agreement” means, with respect to each Award, the written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

(d)    “Board” means the Board of Directors of the Company.

(e)    “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(f)    “Committee” means the Compensation Committee of the Board and such other committee appointed by the Board to administer the Plan, including, without limitation, the Stock Option Committee.

(g)    “Company” means Altera Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

(h)    “Corporate Transaction” means (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company and the Awards granted under the Plan are assumed or replaced by the successor corporation, which assumption shall be binding on all Participants), (b) a dissolution or liquidation of the Company, (c) the sale of substantially all of the assets of the Company, (d) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company; or (e) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).

(i)    “Disability” means a disability within the meaning of Section 22(e)(3) of the Code.

(j)    “Effective Date” means the date stockholders approve the Plan pursuant to Section 22 of the Plan.

(k)    “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

(l)    “Executive Officer” means a person who is an “executive officer” of the Company as defined in Rule 3b-7 promulgated under the Exchange Act.

(m)    “Exercise Price” means the price at which a Participant who holds an Option or SAR may purchase the Shares issuable upon exercise of the Option or SAR.

(n)    “Expiration Date” means the last date on which an Option or SAR may be exercised as determined by the Committee.

(o)    “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(1)	if such Common Stock is then quoted on the NASDAQ National Market, its closing price on the NASDAQ National Market on such date;

(2)	if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price on such date or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

(3)	if such Common Stock is publicly traded but is not quoted on the NASDAQ National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal, for the over-the-counter market; or

(4)	if none of the foregoing is applicable, by the Board of Directors in good faith.

(p)    “Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

(q)    “ISO” means an Incentive Stock Option within the meaning of the Code.

(r)    “NSO” means a nonqualified stock option that does not qualify as an ISO.

(s)    “Option” means an Award pursuant to Section 5 of the Plan.

(t)    “Non-Employee Director” means a member of the Company’s Board of Directors who is not a current employee of the Company or any Subsidiary.

(u)    “Participant” means a person who receives an Award under the Plan.

(v)    “Performance Factors” include, but are not limited to, some or all of the factors selected by the Committee from among the measures below to determine whether performance goals established by the Committee and applicable to Awards have been satisfied:

(1)	Net revenue and/or net revenue growth;

(2)	Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

(3)	Operating income and/or operating income growth;

(4)	Net income and/or net income growth;

(5)	Earnings per share and/or earnings per share growth;

(6)	Total stockholder return and/or total stockholder return growth;

(7)	Return on equity;

(8)	Operating cash flow return on income;

(9)	Adjusted operating cash flow return on income;

(10)	Economic value added; and

(11)	Individual business objectives.

(w)    “Performance Period” means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for the Award.

(x)    “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

(y)    “Restricted Stock Award” means an award of Shares pursuant to Section 6 of the Plan.

(z)    “Restricted Stock Unit” means an Award granted pursuant to Section 9 of the Plan.

(aa)   “Retirement” means that the Committee has deemed a Participant retired within the meaning of the applicable retirement policy applicable to Awards as determined from time to time by the Compensation Committee of the Board.

(bb)   “SEC” means the United States Securities and Exchange Commission.

(cc)   “Securities Act” means the United States Securities Act of 1933, as amended, and the regulations promulgated thereunder.

(dd)   “Shares” means shares of the Company’s Common Stock $0.01 par value, reserved for issuance under the Plan, as adjusted pursuant to Sections 2 and 21, and any successor security.

(ee)   “Stock Appreciation Right” means an Award granted pursuant to Section 8 of the Plan.

(ff)   “Stock Bonus” means an Award granted pursuant to Section 7 of the Plan.

(gg)   “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(hh)   “Ten Percent Stockholder” means any person who directly or by attribution owns more than ten percent of the total combined voting power of all classes of stock of the Company or any Subsidiary.

(ii)   “Termination” or “Terminated” means, for purposes of the Plan with respect to a Participant, that the Participant has ceased to provide services as an employee, director, consultant, independent contractor or adviser to the Company or a Subsidiary; provided that a Participant shall not be deemed to be Terminated if the Participant is on a Company approved leave of absence; and provided further, that during any Company approved leave of absence, vesting of Awards shall be suspended or continue in accordance with applicable Company policies. Subject to the foregoing, the Committee shall have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”); further, the Termination Date will not be extended by any notice period mandated under local law.

Altera Corporation, The Programmable Solutions Company®, is a world leader in one of the fastest growing segments of the semiconductor industry: high-density programmable logic devices (PLDs). Altera® PLDs are standard integrated circuits that offer significant advantages over custom logic chips such as application-specific integrated circuits (ASICs). Today’s high-density PLDs, used in concert with Altera’s desktop software design tools and optimized intellectual property (IP) building blocks, help electronic system manufacturers shorten time-to-market and reduce development costs. Altera serves over 14,000 customers in four primary market segments: communications, industrial, consumer, and computer and storage. Altera common stock is traded on The Nasdaq Stock Market under the symbol ALTR. Altera’s web site is located at http://www.altera.com.

[AERCM - ALTERA CORPORATION] [FILE NAME: ZAER62.ELX] [ZALTRA.LGO] [VERSION - (1)] [03/28/05] [orig. 03/28/05]

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL ZAER62

PROXY

ALTERA CORPORATION

PROXY FOR 2005 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of ALTERA CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 7, 2005, and hereby appoints John P. Daane and Nathan M. Sarkisian and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Stockholders of ALTERA CORPORATION, to be held on Tuesday, May 10, 2005 at 4:00 p.m., local time at 101 Innovation Drive, San Jose, California, and any adjournment(s) thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

SEE REVERSE SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE

ALTERA CORPORATION

C/O EQUISERVE TRUST COMPANY, N.A. P.O. BOX 8694 EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet

Log on to the Internet and go to http://www.eproxyvote.com/altr

OR

Vote-by-Telephone

Call toll-free

1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

[AERCM - ALTERA CORPORATION] [FILE NAME: ZAER61.ELX] [ZALTRA.LGO] [VERSION - (2)] [03/29/05] [orig. 03/28/05]

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL ZAER61

Please mark votes as in this example.

#AER

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR ITEMS 1, 2, 3, 4 AND 5, AND AGAINST ITEMS 6 AND 7.

1. To elect directors to serve until the next annual meeting of stockholders or until their successors are elected.

Nominees: (01) John P. Daane; (02) Robert W. Reed; (03) Charles M. Clough; (04) Robert J. Finocchio, Jr.; (05) Kevin McGarity; (06) Paul Newhagen; (07) William E. Terry; (08) Susan Wang

FOR WITHHELD ALL FROM ALL

NOMINEES NOMINEES

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

For all nominees except as noted above

FOR AGAINST ABSTAIN

2. To approve our 2005 Equity Incentive Plan.

3. Only in the event stockholders vote against Proposal 2, to approve an amendment to the 1996 Stock Option Plan to increase by 3,000,000 the number of shares of common stock reserved for issuance under the plan.

4. To approve an amendment to the 1987 Employee Stock Purchase Plan to increase by 1,000,000 the number of shares of common stock reserved for issuance under the plan.

5. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2005.

6. If properly presented at the annual meeting, to consider a stockholder proposal to require the expensing of stock option grants issued by the company.

7. If properly presented at the annual meeting, to consider a stockholder proposal to require that directors be elected by majority vote.

8. To transact such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

Both of such attorneys or substitutes (if both are present and acting at said meeting or any adjournment(s) thereof, or, if only one shall be present and acting, then that one) shall have and may exercise all of the power of said attorneys-in-fact hereunder.

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature: Date: Signature: Date: